UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TIBCO SOFTWARE INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share, of TIBCO Software Inc.
(2)

Aggregate number of securities to which transaction applies:

As of September 25, 2014, 163,851,917 shares of common stock; 4,641,716 shares of common stock issuable upon the exercise of stock options; 3,601,289 shares of common stock underlying performance-based restricted stock units; and 2,934,638 shares of common stock underlying stock-based awards

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (A) 163,851,917 shares of common stock multiplied by $24.00 per share; (B) options to purchase 4,641,716 shares of common stock multiplied by $10.59 (the difference between $24.00 and the weighted average exercise price of $13.41 per share); (C) 3,601,289 shares of common stock underlying performance-based restricted stock units multiplied by $24.00 per share; and (D) 2,934,638 shares of common stock underlying stock-based awards multiplied by $24.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filed fee was determined by multiplying the sum calculated in the preceding sentence by .0001162.

	(4)	Proposed maximum aggregate value of transaction: $4,138,464,028.44
	(5)	Total fee paid: $480,889.52

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

[—], 2014

Dear TIBCO Stockholder:

You are cordially invited to attend a special meeting of stockholders of TIBCO Software Inc. to be held on [—], 2014, at [—], at [—], Pacific time.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated September 27, 2014, by and among TIBCO, Balboa Intermediate Holdings, LLC, referred to as Parent, and Balboa Merger Sub, Inc., referred to as Merger Sub. Parent and Merger Sub are entities that are affiliated with Vista Equity Partners, a leading private equity firm focused on investments in software, data and technology-enabled companies. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into TIBCO, and TIBCO will become a wholly owned subsidiary of Parent. At the special meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $24.00 in cash, without interest, for each share of common stock that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately (1) 26% to the closing price of the common stock on September 23, 2014, the last trading day prior to public reports that multiple parties were competing to acquire TIBCO; and (2) 23% to the closing price of the common stock on September 26, 2014, the last trading day prior to the date on which TIBCO entered into the merger agreement.

The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of TIBCO and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board of Directors recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (877) 800-5185

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

[Signature to be inserted]

[—]

[—]

The accompanying proxy statement is dated [—], 2014 and, together with the enclosed form of proxy card, is first being mailed on or about [—], 2014.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [—], 2014

Notice is hereby given that a special meeting of stockholders of TIBCO Software Inc., a Delaware corporation, referred to as TIBCO, will be held on [—], 2014, at [—], at [—], Pacific time, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated September 27, 2014, as it may be amended from time to time (referred to as the merger agreement), by and among TIBCO, Balboa Intermediate Holdings, LLC, referred to as Parent, and Balboa Merger Sub, Inc., referred to as Merger Sub;

2. To consider and vote on any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting;

3. To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger; and

4. To transact any other business that may properly come before the special meeting or any adjournment, postponement or other delay of the special meeting.

Only stockholders of record as of the close of business on [—], 2014, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

By Order of the Board of Directors,

[signature to be inserted]

[—]

[—]

Dated: [—], 2014

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the special meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement but will have no effect on the other two proposals.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (877) 800-5185

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(Continued)

-ii-

(Continued)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Balboa Merger Sub, Inc. with and into TIBCO Software Inc., which we refer to as the “merger,” and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “TIBCO,” “we,” “our,” “us” and similar words refer to TIBCO Software Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Balboa Intermediate Holdings, LLC as “Parent” and Balboa Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated September 27, 2014, by and among TIBCO, Parent and Merger Sub, as it may be amended from time to time, as the “merger agreement.”

Parties Involved in the Merger

TIBCO Software Inc.

TIBCO is a leading independent provider of infrastructure and business intelligence software. TIBCO’s software platform enables customers to create flexible, event-driven applications and deliver real-time, actionable insights.

TIBCO’s common stock is listed on The NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “TIBX.”

Balboa Intermediate Holdings, LLC

Parent was formed on September 18, 2014, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger.

Balboa Merger Sub, Inc.

Merger Sub is a wholly owned direct subsidiary of Parent and was formed on September 18, 2014, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger.

Parent and Merger Sub are each affiliated with Vista Equity Partners Fund V, L.P., which we refer to as “VEPFV.” In connection with the transactions contemplated by the merger agreement, (1) VEPFV has provided to Parent an equity commitment of up to $4.859 billion; and (2) Parent has obtained debt financing commitments from JPMorgan Chase Bank, N.A., Jefferies Finance LLC and certain of their respective affiliates for an aggregate amount of $2.9 billion, which will be available to fund a portion of the payments contemplated by the merger agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger—Financing of the Merger”).

Parent, Merger Sub and VEPFV are affiliated with Vista Equity Partners, which we refer to as “Vista.” Vista is a leading private equity firm focused on investments in software, data and technology-enabled companies.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into TIBCO, with TIBCO continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to TIBCO as the surviving corporation following the merger. As a result of the merger, TIBCO will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the “effective time of the merger,” will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on TIBCO if the Merger is Not Completed

If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, TIBCO will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC.” Under specified circumstances, TIBCO will be required to pay Parent a termination fee upon the termination of the merger agreement, as further described under the caption “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

In the merger, each outstanding share of common stock (other than shares (1) held by TIBCO as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (4) held by stockholders who have properly and validly exercised their statutory rights of appraisal under Delaware law) will be converted into the right to receive $24.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the “per share merger consideration.” Further, and without any action by the holders of such shares, (1) all shares of common stock will cease to be outstanding and be cancelled and cease to exist; and (2) each certificate formerly representing any of the shares of common stock will thereafter represent only the right to receive the per share merger consideration. At or immediately prior to the effective time of the merger, Parent will deposit sufficient funds to pay the aggregate per share merger consideration with a designated payment agent. Once a stockholder has provided the payment agent with his, her or its stock certificates and the other items specified by the payment agent, the payment agent will promptly pay the stockholder the per share merger consideration. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of stockholders will be held on [—], 2014, at [—], at [—], Pacific time. We refer to the special meeting and any adjournment, postponement or other delay thereof as the “special meeting.”

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on [—], 2014, which we refer to as the “record date.” You will have one vote at the special meeting for each share of common stock that you owned at the close of business on the record date.

Purpose

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Quorum

As of the record date, there were [—] shares of common stock outstanding and entitled vote at the special meeting. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the special meeting.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement. Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the special meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the special meeting.

Share Ownership of Our Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [—] shares of common stock, representing approximately [—]% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Recommendation of the Board of Directors and Reasons for the Merger

TIBCO’s Board of Directors, which we refer to as the “Board of Directors,” after considering various factors described under the caption “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of TIBCO and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Fairness Opinion of Goldman, Sachs & Co.

Goldman, Sachs & Co., which we refer to as “Goldman Sachs,” delivered its opinion to the Board of Directors and the Special Committee of the Board of Directors, which we refer to as the “Special Committee,” that, as of September 27, 2014, and based upon and subject to the factors and assumptions set forth therein, the $24.00 in cash per share of common stock to be paid to the holders (other than Parent and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders of common stock.

The full text of the written opinion of Goldman Sachs, dated September 27, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of the Board of Directors and the Special Committee in connection with their consideration of the transactions contemplated by the merger agreement, and such opinion is not a recommendation as to how any holder of common stock should vote with respect to such transactions or any other matter.

For a more complete description, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Goldman, Sachs & Co.”

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the merger and the related transactions will be approximately $4.8 billion. This amount includes funds needed to (1) pay stockholders and other equity holders the amounts due under the merger agreement; (2) make payments in respect of our outstanding equity-based awards pursuant to the merger agreement; (3) repay and discharge in full all amounts outstanding pursuant to the terms of our existing credit facilities; (4) repurchase our convertible notes; and (5) pay all fees and expenses payable by Parent and Merger Sub under the merger agreement.

In connection with the merger, Parent has entered into an equity commitment letter, dated as of September 27, 2014, with VEPFV. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

In connection with the merger, Parent has obtained debt financing commitments from JPMorgan Chase Bank, N.A., Jefferies Finance LLC and certain of their respective affiliates, which will be available to fund a portion of the payments contemplated by the merger agreement. For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Although the obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition, the merger agreement provides that, without Parent’s agreement, the closing of the merger will not occur earlier than the first business day after the expiration of the marketing period, which is the first period of 15 consecutive business days throughout which (1) Parent has received certain financial information from TIBCO necessary to syndicate any debt financing; (2) certain conditions to the consummation of the merger are satisfied; and (3) this proxy statement has been mailed to stockholders. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Marketing Period.”

Limited Guaranty

Pursuant to a limited guaranty delivered by VEPFV in favor of TIBCO, dated as of September 27, 2014, which we refer to as the “limited guaranty,” VEPFV has agreed to guarantee the due, punctual and complete payment of all of the liabilities and obligations of Parent or Merger Sub under the merger agreement, subject to an aggregate cap of $275.8 million plus certain cost reimbursement obligations specified in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger—Limited Guaranty.”

Treatment of Options, Restricted Stock Awards, Restricted Stock Units and Performance-Based Restricted Stock Unit Awards

The merger agreement provides that TIBCO’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment in the merger:

Options

Each outstanding option to purchase shares of common stock, whether or not vested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such option as of the effective time of the merger; and (2) the amount, if any, by which $24.00 exceeds the exercise price per share of common stock underlying such stock option. Each option with an exercise price per share equal to or greater than $24.00 per share will be cancelled without consideration.

Restricted Stock Awards and Restricted Stock Units

The vesting conditions or restrictions applicable to each award of restricted stock and each restricted stock unit, which we refer to as an “RSU,” will lapse and each such share of restricted stock or RSU will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of restricted stock or common stock subject to such RSU, as applicable, as of the effective time of the merger; and (2) $24.00.

Performance-Based Restricted Stock Unit Awards

Each performance-based restricted stock unit award, which we refer to as a “PRSU,” will be treated in accordance with the grant documents. In addition, there will be no further acceleration or eligibility to vest triggered by, or resulting from, the merger, and each PRSU whose performance criteria has not been satisfied will be terminated without consideration immediately prior to the effective time of the merger. For those PRSUs that are terminated for consideration, the vesting conditions or restrictions applicable to each such PRSU will lapse and each such PRSU will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such PRSU as of the effective time of the merger; and (2) $24.00. With respect to the outstanding PRSUs, only those granted in fiscal year (1) 2010 that are currently vested but deferred; (2) 2011 that are earned but unvested; and (3) 2014 will receive any payment in connection with the merger.

Employee Benefits

Parent has agreed to cause the surviving corporation to honor the terms of TIBCO’s benefit plans. For a period of one year following the effective time of the merger, all employees of TIBCO who remain employed following the merger, which we refer to as “continuing employees,” will be provided annual base salaries or wages, target incentive compensation opportunities and benefits (other than equity-based benefits and individual employment agreements) that are, in each case, substantially comparable in the aggregate to the employee benefits in effect at TIBCO immediately prior to the effective time of the merger. For any eligible employee whose employment is terminated on or before the first anniversary of the merger, Parent will provide severance payments and benefits that, taken as a whole, are substantially comparable in the aggregate to those that would have been provided by TIBCO before the merger (other than employees who otherwise have rights under any employment agreement or change in control plan arrangement). Parent has agreed to cause TIBCO to honor its obligations under each executive employment agreement and change in control plan arrangement following the merger in accordance with its terms as in effect immediately prior to the merger. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Employee Benefits.”

Interests of TIBCO’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	accelerated vesting of equity-based awards simultaneously with the effective time of the merger, and the termination or settlement of such awards in exchange for cash;

•	the entitlement of each executive officer to receive payments and benefits under his or her change in control plan arrangement or employment agreement in connection with an involuntary termination of employment other than for “cause,” as such term is defined in his or her change in control plan arrangement or employment agreement, or if the executive officer voluntarily terminates his or her employment for “good reason,” as such term is defined in his or her change in control agreement or plan arrangement, during the 24-month period, with respect to the change in control plan arrangements, or the 12-month period, with respect to the employment agreements, following the effective time of the merger;

•	payment of transaction bonuses in consideration of services provided in connection with the consummation of the merger; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation.

If the proposal to adopt the merger agreement is approved, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of TIBCO’s Directors and Executive Officers in the Merger.”

Appraisal Rights

If the merger is consummated, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL.” This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to TIBCO before the vote is taken on the proposal to adopt the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; and (3) continue to hold your shares of common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until (1) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” has expired or been terminated; and (2) the approval or clearance by the European Commission of the merger has been granted.

On October 10, 2014, TIBCO and VEPFV made the filings required to be made under the HSR Act.

Legal Proceedings Regarding the Merger

In connection with the merger agreement and the transactions contemplated thereby, four purported class action lawsuits have been filed. Two complaints, captioned Brian Ford, On Behalf of Himself and All Others Similarly Situated v. TIBCO Software Inc., et al., filed on October 6, 2014, and Bona Tilahun, Individually and On Behalf of All Others Similarly Situated v. TIBCO Software Inc., et al., filed on October 7, 2014, were filed in the Court of Chancery of the State of Delaware. A third complaint, captioned Jeff Cole v. TIBCO Software Inc., et al., filed on October 3, 2014, was filed in the Santa Clara Superior Court, in the State of California and a fourth complaint, captioned Dhruvian Shah, Individually and On Behalf of All Others Similarly Situated v. TIBCO Software Inc., et. al., filed on October 14, 2014, was filed in the Santa Clara Superior Court, in the State of California. In general, each of the complaints asserts that, among other things, the members of the Board of Directors breached their fiduciary duties to stockholders by initiating a process that undervalues TIBCO and by agreeing to a transaction that does not adequately reflect TIBCO’s true value, and that TIBCO, Parent, Merger Sub and VEPFV aided and abetted the Board of Directors’ breaches of fiduciary duties. The complaints generally seek to enjoin the merger or, alternatively, seek rescission of the merger in the event the defendants are able to consummate it.

No Solicitation of Other Offers

Under the merger agreement, from the date of the merger agreement until the effective time of the merger, TIBCO has agreed not to, and to cause its subsidiaries and its and their respective directors, officers, employees, consultants, agents, representatives and advisors, whom we collective refer to as “representatives,” not to, among other things: (1) solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any acquisition proposal (as defined under “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers”); or (2) engage in discussions or negotiations regarding, or provide any non-public information to, any person relating to, or that would reasonably be expected to lead to, an acquisition proposal.

Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the merger agreement by stockholders, TIBCO may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an acquisition proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that failure to do so would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties and such proposal is a superior proposal or is reasonably likely to lead to a superior proposal. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers.”

TIBCO is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including negotiating with Parent in good faith over a two business day period so that any superior proposal no longer constitutes a superior proposal. The termination of the merger agreement by TIBCO in order to accept a superior proposal will result in the payment by TIBCO of a $116.7 million termination fee to Parent. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Change in the Board of Directors’ Recommendation

Prior to the adoption of the merger agreement by stockholders, the Board of Directors may under certain circumstances withdraw its recommendation that stockholders adopt the merger agreement if it determines in good faith (after consultation with its financial advisor and its outside legal counsel) that failure to do so would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties to stockholders under applicable law.

However, the Board of Directors cannot withdraw its recommendation that stockholders adopt the merger agreement unless it complies with certain procedures in the merger agreement, including negotiating with Parent in good faith over a two business day period so that a failure make a company board recommendation change would no longer be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties. The termination of the merger agreement by Parent following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the merger agreement will result in the payment by TIBCO of a $116.7 million termination fee to Parent. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Change.”

Conditions to the Closing of the Merger

The obligations of TIBCO, Parent and Merger Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:

•	the adoption of the merger agreement by the requisite affirmative vote of stockholders;

•	the (1) expiration or termination of the applicable waiting period under the HSR Act; and (2) the approval or clearance of the merger by the European Commission;

•	the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

•

the absence of any continuing change, event, violation, inaccuracy, effect or circumstance at TIBCO that, individually or in the aggregate, generally (1) is or would reasonably be expected to be materially adverse to TIBCO’s business, financial condition or results of operations, taken as a whole; or (2) would reasonably be expected to prevent or materially impair or delay the consummation of the merger;

•

the accuracy of the representations and warranties of TIBCO, Parent and Merger Sub in the merger agreement, subject to materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•

the performance in all material respects by TIBCO, Parent and Merger Sub of their respective obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger; and

•

receipt of certificates executed by executive officers of TIBCO, on the one hand, or Parent and Merger Sub, on the other hand, to the effect that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by stockholders, in the following ways:

•	by mutual written agreement of TIBCO and Parent;

•	by either TIBCO or Parent if:

•

prior to the effective time of the merger, (1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger (except that the right to terminate will not be available to either party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statue, rule, regulation or order);

•

the merger has not been consummated by 11:59 p.m., Pacific time, on March 27, 2015, which we refer to as the “termination date” (except that the right to terminate the merger agreement as a result of the occurrence of the termination date will not be available to any party if the failure of such party to perform or comply with its obligations under the merger agreement has been the primary cause or primarily resulted in the failure of the closing of the merger to have occurred on or before such date); or

•	stockholders fail to adopt the merger agreement at the special meeting or any adjournment or postponement thereof;

•	by TIBCO if:

•

Parent or Merger Sub has breached or failed perform any of its respective representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 45 calendar days following TIBCO’s delivery of written notice of such breach (except that TIBCO will not have the right to terminate the merger agreement if TIBCO is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement); or

•

prior to the adoption of the merger agreement by stockholders and so long as TIBCO is not then in material breach of its obligations related to acquisition proposals and superior proposals, in order to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, subject to TIBCO paying to Parent a termination fee of $116.7 million; and

•	by Parent if:

•

TIBCO has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 45 calendar days following Parent’s delivery of written notice of such breach (except that Parent will not have the right to terminate the merger agreement if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement); or

•

prior to the adoption of the merger agreement by the stockholders, the Board of Directors withdraws its recommendation that stockholders adopt the merger agreement (except that such right to terminate will expire at 5:00 p.m., Pacific time, on the 10th business day following such withdrawal).

Termination Fee and Expense Reimbursement

Except in specified circumstances, whether or not the merger is completed, TIBCO, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

TIBCO will be required to pay to Parent a termination fee of $116.7 million if the merger agreement is terminated under specified circumstances. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Specific Performance

Parent, Merger Sub and TIBCO are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. In addition, TIBCO is also entitled to seek an injunction, specific performance or other equitable relief to cause the equity financing to be funded on the terms and subject to the conditions set forth in the equity commitment letter.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies to be voted at the special meeting.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to adopt the merger agreement pursuant to which Merger Sub will merge with and into TIBCO, and TIBCO will become a wholly owned subsidiary of Parent;

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger?

A:	SEC rules require TIBCO to seek a non-binding, advisory vote regarding compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger.

Q:	What is the compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger for purposes of this advisory vote?

A:	The compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of TIBCO’s named executive officers. For further detail, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if stockholders do not approve the compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger at the special meeting?

A:	Approval of the compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to the compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger is an advisory vote and will not be binding on TIBCO or Parent. If the merger agreement is adopted by the stockholders and completed, the compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger may be paid to TIBCO’s named executive officers even if stockholders fail to approve such compensation.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [—], 2014, at [—], at [—], Pacific time.

Q:	Who is entitled to vote at the special meeting?

A:	Stockholders as of the record date are entitled to notice of the special meeting and to vote at the special meeting. Each holder of shares of common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock owned as of the record date.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, to ensure that your shares will be represented at the special meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed merger and what effects will it have on TIBCO?

A:	The proposed merger is the acquisition of TIBCO by Parent. If the proposal to adopt the merger agreement is approved by stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into TIBCO, with TIBCO continuing as the surviving corporation. As a result of the merger, TIBCO will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $24.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $2,400.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:	How does the per share merger consideration compare to the market price of the common stock (1) prior to public reports that multiple parties were competing to acquire TIBCO; and (2) prior to the date on which TIBCO entered into the merger agreement?

A:	The per share merger consideration represents a premium of approximately (1) 26% to the closing price of the common stock on September 23, 2014, the last trading day prior to public reports that multiple parties were competing to acquire TIBCO; and (2) 23% to the closing price of the common stock on September 26, 2014, the last trading day prior to the date on which TIBCO entered into the merger agreement.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the record date but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies TIBCO in writing of such special arrangements, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors, after considering the various factors described under the caption “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of TIBCO and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Board of Directors recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, TIBCO will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, TIBCO will be required to pay Parent a termination fee upon the termination of the merger agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q:	What vote is required to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement.

If a quorum is present at the special meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name” and a quorum is present at the special meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote is required to approve any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger?

A:	Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the special meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the special meeting.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by TIBCO.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	by attending the special meeting and voting in person by ballot;

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the merger agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” James Johnson, our Chief Financial Officer, and William R. Hughes, our Executive Vice President, Chief Administrative Officer and General Counsel, are the proxy holders for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of special meeting?

A:	If available, TIBCO may announce preliminary voting results at the conclusion of the special meeting. TIBCO intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that TIBCO files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:	If you are a U.S. Holder (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of TIBCO stock options, restricted stock awards, RSUs and PRSUs receive in the merger?

A:	At the effective time of the merger, each outstanding option to purchase shares of common stock, whether or not vested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such option as of the effective time of the merger; and (2) the amount, if any, by which $24.00 exceeds the exercise price per share under such option. Each option with an exercise price per share equal to or greater than $24.00 per share will be cancelled without consideration.

At the effective time of the merger, the vesting conditions or restrictions applicable to each award of restricted stock and each RSU will lapse and each share of restricted stock or RSU will be converted into the right to receive an amount in cash (subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of restricted stock or shares of common stock subject to such RSU, as applicable, as of the effective time of the merger; and (2) $24.00.

Each PRSU will be treated in accordance with the grant documents. In addition, there will be no further acceleration and/or eligibility to vest triggered by, or resulting from, the merger, and each PRSU whose performance criteria has not been satisfied shall be terminated without consideration immediately prior to the effective time of the merger. As of the effective time of the merger, the vesting conditions or restrictions applicable to each PRSU that remains outstanding and has not been terminated will lapse and each such eligible PRSU will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such PRSU as of the effective time of the merger; and (2) $24.00. With respect to outstanding PRSUs, only those granted in fiscal year (1) 2010 that are currently vested but deferred; (2) 2011 that are earned but unvested; and (3) 2014 will receive any payment in connection with the merger.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to complete the merger in the fourth calendar quarter of 2014. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control, and the completion of a 15-business day marketing period that Parent may use to complete its financing for the merger.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the merger is adopted by stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of TIBCO’s directors or officers have interests in the merger that may differ from those of TIBCO stockholders generally?

A:	Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of stockholders generally. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of TIBCO’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (877) 800-5185

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Parent a termination fee of $116.7 million;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that the proposed merger disrupts our current operations or affects our ability to retain or recruit key employees;

•	the fact that receipt of the all-cash merger consideration would be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•

the fact that, if the merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of TIBCO’s current strategy as an independent company;

•

the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of TIBCO’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the merger;

•	the fact that under the terms of the merger agreement, TIBCO is unable to solicit other acquisition proposals during the pendency of the merger;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	risks related to the merger diverting management’s or employees’ attention from ongoing business operations;

•	risks that our stock price may decline significantly if the merger is not completed; and

•

risks related to obtaining the requisite consents to the merger, including the timing and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting on [—], 2014, at [—], at [—], Pacific time.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the merger agreement, (2) adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the record date are entitled to notice of the special meeting and to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices located at 3303 Hillview Avenue, Palo Alto, CA 94304, during regular business hours for a period of no less than ten days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were [—] shares of common stock outstanding and entitled to vote at the special meeting.

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the merger agreement. Adoption of the merger agreement by stockholders is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the special meeting. Approval, by non-binding, advisory vote, of compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger requires the affirmative vote of a majority of the stock having voting power present in person or represented by proxy at the special meeting.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the merger agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on (1) any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present.

Shares Held by TIBCO’s Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [—] shares of common stock, representing approximately [—]% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the special meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the special meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the special meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of TIBCO and stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR”

the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger.

Solicitation of Proxies

The expense of soliciting proxies will be borne by TIBCO. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $[—] plus expenses. We will also indemnify Innisfree M&A Incorporated against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the merger agreement, and the completion of a 15-business day marketing period that Parent may use to complete its financing for the merger, we anticipate that the merger will be consummated in the fourth calendar quarter of 2014.

Appraisal Rights

If the merger is consummated, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to TIBCO before the vote is taken on the adoption of the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; and (3) continue to hold your shares of common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [—], 2014

The proxy statement is available at www.tibco.com under “About Us—Investor Information—Proxy Information.”

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to TIBCO Software Inc., Attention: Investor Relations, 3303 Hillview Avenue, Palo Alto, CA 94304 or calling our Investor Relations Department at (650) 846-1000. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (877) 800-5185

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

TIBCO is a leading independent provider of infrastructure and business intelligence software. TIBCO’s software platform enables customers to create flexible, event-driven applications and deliver real-time, actionable insights.

TIBCO’s common stock is listed on NASDAQ under the symbol “TIBX.”

Balboa Intermediate Holdings, LLC

c/o Vista Equity Partners

401 Congress Avenue, Suite 3100

Austin, TX 78701

(512) 730-2400

Balboa Intermediate Holdings, LLC was formed on September 18, 2014, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger.

Balboa Merger Sub, Inc.

c/o Vista Equity Partners

401 Congress Avenue, Suite 3100

Austin, TX 78701

(512) 730-2400

Balboa Merger Sub, Inc. was formed on September 18, 2014 solely for the purpose of engaging in the transactions contemplated by the merger agreement (including the merger) and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger.

Parent and Merger Sub are each affiliated with VEPFV. In connection with the transactions contemplated by the merger agreement, (1) VEPFV has provided to Parent an equity commitment of up to $4.859 billion; and (2) Parent has obtained debt financing commitments from JPMorgan Chase Bank, N.A., Jefferies Finance LLC and certain of their respective affiliates for an aggregate amount of $2.9 billion, which will be available to fund a portion of the payments contemplated by the merger agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger—Financing of the Merger”). After giving effect to the merger, TIBCO, as the surviving corporation, will be affiliated with VEPFV.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into TIBCO, with TIBCO continuing as the surviving corporation. As a result of the merger, TIBCO will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on TIBCO if the Merger is Not Completed

If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, TIBCO will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which TIBCO operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the merger is not completed, the Board of Directors will continue to evaluate and review TIBCO’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the merger agreement is not adopted by stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that TIBCO’s business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, TIBCO will be required to pay Parent a termination fee of $116.7 million upon the termination of the merger agreement, as further described under the caption “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration

In the merger, each outstanding share of common stock (other than shares (1) held by TIBCO as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (4) held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the DGCL) will be converted into the right to receive the per share merger consideration.

After the merger is completed, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “—Appraisal Rights”).

Background of the Merger

The Board of Directors regularly evaluates TIBCO’s strategic direction and ongoing business plans with a view toward strengthening its core businesses and enhancing stockholder value. As part of this evaluation, the Board of Directors has from time to time considered a variety of strategic alternatives, including (1) the continuation of TIBCO’s current business plan; (2) significant modifications to TIBCO’s strategy, particularly around its software licensing model; (3) potential expansion opportunities into new business lines through acquisitions and combinations of TIBCO with other businesses; (4) potential divestitures of one or more product lines; and (5) a possible sale of the company.

In February 2014, TIBCO was approached by a strategic buyer, which we refer to as “Strategic A,” and the parties had initial conversations regarding a possible acquisition of TIBCO by Strategic A. Following these initial conversations, Strategic A indicated that it did not wish to proceed with additional discussions.

In early 2014, TIBCO management and the Board of Directors continued an ongoing process of evaluating TIBCO’s business with the goal of best positioning the company for growth and to deliver increased stockholder value. As part of this process, the Board of Directors reviewed TIBCO’s long-term strategic plan. The Board of Directors also continued to review TIBCO’s licensing model and the optimal license structure under which TIBCO should operate. For the past several years, many parts of the software industry generally have been, and continue to be, in a period of transition from a traditional licensing model toward a subscription-based model. TIBCO had begun to include a subscription option with some of its products while maintaining a traditional licensing model for other products. TIBCO management and the Board of Directors continually reviewed the status of TIBCO’s subscription efforts while evaluating a broader transition to a subscription-based model. The Board of Directors also reviewed and continued to evaluate the impact of a transition to a subscription-based model on TIBCO’s revenues, earnings and margins.

During this same period, TIBCO also encountered significant execution issues with respect to the sale of its products, resulting in a period of performance for the company that was below what it had experienced in the past.

Throughout early 2014, certain stockholders expressed concerns about TIBCO’s performance, management and governance.

In February 2014, as part of an ongoing effort to make additions to the Board of Directors and strengthen the management team, David J. West, the President and Chief Executive Officer, and a member of the board of directors, of Big Heart Pet Brands Inc., was appointed to the Board of Directors. In June 2014, Phillip M. Fernandez, the Chairman, President and Chief Executive Officer of Marketo, Inc., and Manuel Fernandez, managing director of SI Ventures and former Chairman, President and Chief Executive Officer of Gartner, Inc., were appointed to the Board of Directors. The Board of Directors had been looking to make changes in its composition since 2013, when it hired a national director search firm, and believed that Messrs. West, P. Fernandez and M. Fernandez brought important new skills and perspectives to the Board of Directors.

In the spring and summer of 2014, numerous financial sponsors made contact with Vivek Ranadivé, TIBCO’s Chairman and Chief Executive Officer, to indicate an interest in pursuing a broad array of strategic alternatives for the company, including an acquisition of the company or a capital injection or other transaction, with the proceeds used to undertake a significant stock repurchase. In response, Mr. Ranadivé and other members of TIBCO management held preliminary discussions with these financial sponsors in the ordinary course of business to better understand their proposals, and reported those discussions to the Board of Directors. At this point, the Board of Directors and TIBCO management decided not to pursue these inquiries further at that time because the Board of Directors and TIBCO management wanted to continue to focus on the company’s standalone plan.

On June 3, 2014, TIBCO pre-announced its fiscal second quarter results, which were below Wall Street expectations.

On June 5, 2014, the Board of Directors held a special meeting and discussed, among other things, the company’s standalone plan and growth challenges, as well as potential interest that TIBCO may expect from strategic and financial buyers. Representatives of Goldman Sachs, financial advisor to TIBCO, attended this meeting and presented on the general position of TIBCO and strategic alternatives that it could consider.

On June 19, 2014, TIBCO formally announced its fiscal second quarter results. These results included revenue and earnings per share numbers that were below Wall Street expectations.

During the summer of 2014, TIBCO announced several new senior management appointments.

On June 23 and 24, 2014, TIBCO management held meetings with approximately 30 significant TIBCO stockholders as part of its ongoing investor relations efforts. At these meetings, TIBCO management discussed its recent financial performance and future strategy, and stockholders were given an opportunity to ask questions of TIBCO management.

On June 26, 2014, at a regularly-scheduled meeting of the Board of Directors, the Board of Directors discussed, among other things, the feedback that TIBCO management received during the recent meetings with stockholders. The Board of Directors also discussed the company’s standalone plan and growth challenges, as well as strategic alternatives available to TIBCO.

On July 11, 2014, at a special meeting of the Board of Directors, the Board of Directors discussed, among other things, recent stockholder communications. The Board of Directors also discussed receiving more detailed market analysis of the company from Goldman Sachs, and, accordingly, instructed Goldman Sachs to engage in a comprehensive review of the strategic alternatives available to TIBCO.

On July 29, 2014, at a special meeting of the Board of Directors, the Board of Directors discussed, among other things, TIBCO’s financial and operational performance and the possibility of undertaking a review of strategic alternatives. Following this discussion, the Board of Directors determined to explore a possible sale of the company and other strategic alternatives, and decided that it would begin this process by contacting a limited number of financial sponsors in order to understand their valuations of TIBCO after the financial sponsors received confidential due diligence information. Once that process was underway, the Board of Directors would then authorize contact with possible strategic buyers in a process designed to minimize business disruption and distraction of TIBCO management. Accordingly, the Board of Directors authorized contact with four financial sponsors to gauge their interest in pursuing an acquisition of TIBCO. Each of these financial sponsors had previously contacted Mr. Ranadivé regarding their interest in pursuing a transaction with TIBCO, and they were chosen by the Board of Directors both for their experience with the software industry and their ability to complete an acquisition of TIBCO. The Board of Directors determined not to contact two of the financial sponsors who expressed an interest in a financing transaction earlier in the summer of 2014, as those financial sponsors had been clear that they were only interested in a financing transaction with, and not an acquisition of, TIBCO. The Board of Directors further discussed the need for a detailed analysis of the company’s standalone value. Representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which we refer to as “WSGR,” outside legal counsel to TIBCO, attended a portion of this meeting.

On August 1, 2014, the Compensation Committee of the Board of Directors approved an amended and restated Executive Change in Control and Severance Plan that increased the severance benefits and medical benefits to be received, and the percentage of unvested equity awards that will vest, if an eligible participant experiences a qualifying termination of employment (involuntary termination other than for cause or voluntary termination with good reason) in connection with a change in control of TIBCO. The changes to the Executive Change in Control and Severance Plan were made by the Compensation Committee, after consultation with its independent compensation consultant and WSGR on current market practices, (1) in recognition that TIBCO’s recent performance did not meet expectations and possible exploration of strategic alternatives (including a sale of the company) required additional incentives to ensure that TIBCO management remained with the company and were appropriately focused on achieving TIBCO’s strategic goals; and (2) to more closely align TIBCO with current market practices.

During the weeks of August 4, 2014, and August 11, 2014, each of the four financial sponsors held a meeting with TIBCO management so that each financial sponsor could gain a better understanding of TIBCO and its strategy. Each of the financial sponsors was subsequently asked to provide a preliminary indication of its interest in an acquisition of TIBCO by August 15, 2014.

On August 15, 2014, one of the financial sponsors notified TIBCO that it was not interested in pursuing an acquisition of the company but would be interested in a transaction to provide TIBCO with a capital injection, with the proceeds used to undertake a significant stock repurchase. The second financial sponsor declined to propose any transaction. The third financial sponsor, which we refer to as “Sponsor A,” provided a preliminary, non-binding indication of interest in pursuing an acquisition of TIBCO for a value of between $20.00 and $21.00 per share, and also indicated its interest in making a capital injection. The fourth financial sponsor, which we refer to as “Sponsor B,” provided a preliminary, non-binding indication of interest in pursuing an acquisition of TIBCO for a value of between $24.00 and $25.00 per share.

On August 16, 2014, the Board of Directors held a special meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. During this meeting, (1) the Board of Directors reviewed the responses of the four financial sponsors previously contacted; (2) TIBCO management reviewed TIBCO’s current strategy, growth drivers and financial model, including an emerging alternative model based on an accelerated conversion to a subscription-based licensing model; (3) the representatives of Goldman Sachs reviewed their preliminary financial analysis of TIBCO; (4) the representatives of WSGR reviewed the fiduciary duties of the Board of Directors; and (5) the representatives of Goldman Sachs and WSGR reviewed with the Board of Directors possible strategic buyers of TIBCO. The Board of Directors then engaged in a discussion regarding TIBCO’s long-term strategy and the merits of undertaking a more formalized strategic review process. The Board of Directors also discussed the advisability of forming a special committee composed of independent directors to oversee and coordinate any strategic review process. Following this discussion, the Board of Directors met in executive session. At the conclusion of their meeting, the Board of Directors, acting by vote of the independent directors, determined to (1) engage in a further and thorough review of strategic alternatives ranging from a sale transaction to a financing transaction or other recapitalization to continuing to operate TIBCO as a standalone company; (2) form the Special Committee for the purpose of assisting the Board of Directors with this review; and (3) adopt the charter for the Special Committee. Nanci E. Caldwell, Eric C.W. Dunn and Mr. West were appointed as the members of the Special Committee. The Special Committee had authority to engage advisors and review all strategic alternatives available to TIBCO and to make a recommendation to the Board of Directors regarding a course of action.

On August 18, 2014, the Special Committee held its first meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. The Special Committee began the meeting by reviewing the charter for the Special Committee adopted by the Board of Directors. The Special Committee reviewed the role of its financial and legal advisors and their relationship with TIBCO and TIBCO management, and determined to appoint Goldman Sachs as its financial advisor and WSGR as its legal advisor. In an executive session following the meeting, the Special Committee instructed representatives of WSGR to assist TIBCO management in preparing and negotiating an appropriate engagement letter with Goldman Sachs for the Special Committee’s review. This engagement letter was ultimately approved by the Special Committee and dated as of September 1, 2014.

Further at this meeting:

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The representatives of WSGR reviewed the fiduciary duties of the Special Committee and the representatives of Goldman Sachs reviewed management’s financial models. The representatives of WSGR discussed with the Special Committee the process and considerations relating to a variety of potential transactions, including a “going private” transaction with a financial sponsor. The representatives of Goldman Sachs reviewed various strategic and financial buyers who might have an interest in acquiring TIBCO. Goldman Sachs initially grouped the strategic buyers into two broad categories, with the first category composed of nine companies (including Strategic A) that Goldman Sachs believed to have sufficient financial strength to acquire TIBCO and where TIBCO would appear to be a potential strategic fit. The second category was composed of various companies that might either have an interest in acquiring TIBCO but whom Goldman Sachs did not believe had adequate financial strength or were not an obvious strategic fit with TIBCO, or both. After discussion, the Special Committee authorized Goldman Sachs to contact each of the nine companies in the first category to determine their interest in an acquisition of TIBCO.

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The representatives of Goldman Sachs reviewed other financial sponsors with experience in the software industry and the ability to complete an acquisition of TIBCO. After discussion, the Special Committee authorized Goldman Sachs to contact three additional financial sponsors—one of which was Vista—to determine their interest in an acquisition of TIBCO. Each of these financial sponsors previously contacted Mr. Ranadivé regarding their interest in pursuing a transaction with TIBCO in the spring and summer of 2014.

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The Special Committee and the representatives of Goldman Sachs and WSGR discussed the process for contacting the strategic and financial buyers approved by the Special Committee, as well as a potential timeline to negotiate and sign a transaction.

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The Special Committee and the representatives of Goldman Sachs and WSGR discussed the appropriate response to the three financial sponsors who provided TIBCO with transaction proposals on August 15, 2014. Following discussion, the Special Committee instructed the representatives of Goldman Sachs to inform (1) the financial sponsor who proposed a capital injection that the Board of Directors was still considering the proposal but that there was no immediate future action required; (2) Sponsor A that, unless Sponsor A meaningfully improved its proposal, TIBCO was not interested in continuing discussions with Sponsor A; and (3) Sponsor B that it would be allowed to advance to the next round of the strategic review process and would be permitted to, among other things, conduct due diligence through an electronic data room being established by TIBCO.

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The Special Committee and the representatives of Goldman Sachs and WSGR discussed, on a preliminary basis, other strategic alternatives available to TIBCO, including, among others, (1) a capital injection, with the proceeds used to undertake a significant stock repurchase or transformative acquisition; (2) the divestiture of one or more of TIBCO’s product lines; and (3) continuing to operate as a standalone company. The Special Committee instructed Goldman Sachs to undertake a comprehensive analysis of all strategic alternatives available to TIBCO (including continuing to operate the business on a standalone basis, both by pursuing its current strategy and by accelerating the transition to a subscription-based licensing model) in parallel with contacting the potential strategic and financial buyers approved by the Special Committee.

On August 21, 2014, the Special Committee held a meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. The Special Committee and representatives of Goldman Sachs and WSGR discussed the appropriate financial model and type of information to provide to parties interested in pursuing an acquisition of TIBCO. Following discussion, the Special Committee determined that the Forecasts (as defined below in the section captioned “—Projections Prepared by TIBCO Management”), which were consistent with the Board of Directors’ standalone plan operating under its current strategy and not accelerating the transition to a subscription-based licensing model, would be the model presented.

At the meeting, the representatives of Goldman Sachs provided the Special Committee with an update on the outreach efforts to the potential strategic and financial buyers approved by the Special Committee. Representatives of Goldman Sachs noted that (1) one of the strategic buyers had determined not to participate in the process; (2) contacts with the other eight strategic buyers, including Strategic A, were in progress; and (3) introductory presentations with the three additional financial sponsors that had been identified at the Special Committee’s meeting on August 18, 2014, had either been completed or were being scheduled (which presentations were ultimately consistent with those provided to the four earlier financial sponsors that the Board of Directors authorized to be contacted at its meeting on July 29, 2014). The representatives of Goldman Sachs discussed with the Special Committee the possibility of contacting an additional strategic buyer who might have an interest in acquiring TIBCO and that possessed the financial strength to complete an acquisition. After discussion, the Special Committee authorized Goldman Sachs to contact this strategic buyer. In addition, the Special Committee and the representatives of Goldman Sachs and WSGR discussed whether it would be advisable for TIBCO to publicly announce that it was undertaking a review of strategic alternatives. The Special Committee made no final decisions in this regard and agreed to discuss the matter again at future meetings.

On August 22, 2014, Sponsor B and its representatives were provided access to the electronic data room established by TIBCO.

On August 26, 2014, representatives of Goldman Sachs provided the Special Committee with an update on the outreach efforts to the potential strategic and financial buyers approved by the Special Committee. The representatives of Goldman Sachs noted that (1) two additional strategic buyers (for a total of three) had determined not to participate in the process; (2) introductory presentations had been scheduled at the request of two strategic buyers, including Strategic A; (3) Goldman Sachs was awaiting a response from four strategic buyers; (4) contact with the final strategic buyer was in progress; (5) introductory presentations with the three additional financial sponsors that had been identified at the Special Committee’s meeting on August 18, 2014, had either been completed or were being scheduled; and (6) Sponsor B was continuing with its due diligence.

On August 28, 2014, the Board of Directors held a special meeting, with TIBCO management and representatives of Goldman Sachs, WSGR and TIBCO’s public relations firm in attendance. During a portion of this meeting, the members of the Special Committee reviewed with the Board of Directors the current status of the process undertaken by the Special Committee. The Special Committee recommended, and the Board of Directors agreed, that Mr. Ranadivé should follow-up with personal calls to certain of the strategic buyers previously contacted by Goldman Sachs where Mr. Ranadivé had preexisting professional relationships with their senior leadership to discuss the strategic review process being conducted by the Special Committee. Prior to making these calls, Mr. Ranadivé, at the request of the Special Committee, discussed the limited scope and content of those conversations with representatives of Goldman Sachs and WSGR. After Mr. Ranadivé made these calls, representatives of Goldman Sachs made follow-up calls to these strategic buyers to further advise them of the process being conducted by the Special Committee.

In late August 2014, at the request of the Special Committee, all of the parties participating in the process were informed that TIBCO was seeking preliminary indications of interest by August 30, 2014.

On August 30, 2014, Vista provided a preliminary, non-binding indication of interest in pursuing an acquisition of TIBCO for a value of between $23.00 and $25.00 per share. Also on August 30, 2014, the two other additional financial sponsors that had been identified at the Special Committee’s meeting on August 18, 2014, determined not to participate in the process.

On August 31, 2014, Vista and its representatives were provided access to the electronic data room established by TIBCO.

On September 1, 2014, the Board of Directors held a special meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. Also in attendance for a portion of this meeting were representatives of TIBCO’s public relations firm. During this meeting, the representatives of Goldman Sachs provided the Board of Directors with an update on the outreach efforts to the potential strategic and financial buyers approved by the Special Committee. The Board of Directors and the representatives of Goldman Sachs and WSGR discussed the potential timeline under consideration by the Special Committee to negotiate and sign a transaction. Management also provided the Board of Directors with preliminary fiscal third quarter results.

The Board of Directors and the representatives of Goldman Sachs, WSGR and TIBCO’s public relations firm discussed issuing a press release to publicly announce that TIBCO was undertaking a review of strategic alternatives. It was the consensus of the Board of Directors to issue this press release given certain rumors and speculation in the market, and the Board of Directors instructed TIBCO management and the representatives of Goldman Sachs, WSGR and TIBCO’s public relations advisor to proceed with finalizing this press release for issuance by TIBCO.

During the weeks of September 1, 2014, and September 8, 2014, TIBCO management participated in a number of separate diligence meetings with Sponsor B and Vista and their respective debt financing sources. The

Special Committee was aware of these meetings, and TIBCO management was informed that it was not an appropriate time in the process for employment or other arrangements to be put in place following a transaction to be discussed in these or other meetings with interested parties. Representatives of Goldman Sachs and, at times, representatives of WSGR, were present for these meetings.

On September 3, 2014, TIBCO issued a press release stating that on August 16, 2014, the Board of Directors unanimously initiated a review of a variety of strategic and financial alternatives available to TIBCO through the formation of the Special Committee.

On September 4, 2014, the Special Committee held a meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. The representatives of Goldman Sachs noted that (1) two additional strategic buyers (for a total of five) had determined not to participate in the process; (2) introductory presentations had been held with two strategic buyers, including Strategic A; (3) Goldman Sachs was awaiting a response from the three remaining strategic buyers; (4) two of the additional financial sponsors that had been identified at the Special Committee’s meeting on August 18, 2014, had determined not to participate in the process; and (5) Sponsor B and Vista were continuing with their due diligence.

On September 11, 2014, the Special Committee held a meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. At the meeting:

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The representatives of Goldman Sachs noted that (1) one additional strategic buyer (for a total of six) had determined not to participate in the process; (2) introductory presentations had been held with three strategic buyers, including Strategic A, with a follow-up meeting with one of these strategic buyers in the process of being scheduled; (3) Goldman Sachs was awaiting an initial response from the final remaining strategic buyer; and (4) Sponsor B and Vista were continuing with their due diligence.

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The representatives of Goldman Sachs reviewed with the Special Committee inbound communications from five parties that expressed some desire in engaging with TIBCO following the September 3, 2014, public announcement that TIBCO was reviewing strategic alternatives. The Special Committee and the representatives of Goldman Sachs and WSGR discussed these communications, and the Special Committee ultimately determined that four of the five inbound communications did not constitute communications that were reasonably likely to result in a proposal to acquire TIBCO. However, the Special Committee instructed Goldman Sachs to continue to monitor each of these parties in case circumstances were to change. With respect to the fifth communication, which was from a financial sponsor, the Special Committee instructed Goldman Sachs to see if this sponsor was interested in participating in the process undertaken by the Special Committee. (This party ultimately determined not to participate in the process.) The representatives of Goldman Sachs also noted that two of the four financial sponsors who had previously indicated a willingness to provide a capital injection to TIBCO had recently spoken with Goldman Sachs about their continued interest in such a transaction, but, during these conversations, did not indicate any interest in an acquisition of TIBCO.

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The Special Committee and the representatives of Goldman Sachs and WSGR discussed a recent communication from one of TIBCO’s major stockholders identifying four strategic buyers, in addition to the 10 already contacted by Goldman Sachs on behalf of the Special Committee, that the stockholder believed might have an interest in acquiring TIBCO. After discussion, the Special Committee instructed Goldman Sachs to contact all four of these additional strategic buyers to gauge their interest in pursuing an acquisition of TIBCO. All four of these strategic buyers subsequently declined to participate in the process.

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The Special Committee and the representatives of Goldman Sachs and WSGR discussed the potential timeline to negotiate and sign a transaction, and the representatives of Goldman Sachs provided a general update to the Special Committee on the status of its financial analyses of strategic alternatives available to TIBCO.

•	The representatives of WSGR discussed with the Special Committee the material terms of the merger agreement to be sent to Sponsor B and Vista, including the (1) structure of the merger agreement;

(2) process for negotiating with other parties who made an offer to acquire TIBCO after the merger agreement was signed; and (3) remedies available to TIBCO in the event that the counterparty to the merger agreement were to not consummate the merger.

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After discussing the appropriate timing, the Special Committee instructed Goldman Sachs to request that Sponsor B and Vista each provide their final proposal for an acquisition of TIBCO by September 24, 2014, so that the Board of Directors could review any proposals at its previously-scheduled meeting on September 26, 2014. The Special Committee also instructed Goldman Sachs to continue a dialogue with the three strategic buyers, including Strategic A, who had participated in introductory presentations, and it was the consensus of the Special Committee that the timing for final proposals from Sponsor B and Vista might need to be delayed if one of these strategic buyers began to express increased interest in an acquisition of TIBCO.

On September 12, 2014, Goldman Sachs, on behalf of the Special Committee, sent a letter to Sponsor B and Vista explaining the procedures to be used in connection with the submission of final proposals and notifying them of the September 24, 2014, deadline authorized by the Special Committee.

Also on September 12, 2014, TIBCO management participated in a follow-up meeting with one of the strategic buyers.

During the week of September 15, 2014, TIBCO management participated in additional diligence meetings with Sponsor B and Vista and their respective debt financing sources. The Special Committee was aware of these meetings, and TIBCO management was informed that it was not an appropriate time in the process for employment or other arrangements to be put in place following a transaction to be discussed in these or other meetings with interested parties. Representatives of Goldman Sachs and, at times, representatives of WSGR, were present for certain of these meetings.

On September 15, 2014, Goldman Sachs, on behalf of the Special Committee, provided Sponsor B and Vista with a draft merger agreement that was consistent with the merger agreement reviewed with the Special Committee.

On September 18, 2014, TIBCO announced its fiscal third quarter results. These results included revenue and earnings per share numbers that were below Wall Street expectations. TIBCO also reduced its revenue and earnings per share guidance for the fourth quarter of 2014.

By September 22, 2014, the three possible remaining strategic buyers, including Strategic A, informed Goldman Sachs that they were not interested in proceeding in the process.

On September 22, 2014, Sponsor B provided a revised draft of the merger agreement proposed by the Special Committee and drafts of an equity commitment letter and limited guaranty. Sponsor B’s draft of the merger agreement included a substantial number of changes from the draft proposed by the Special Committee. In particular, Sponsor B’s draft of the merger agreement contemplated (1) closing conditions and regulatory approvals that were in addition to those expected by the Special Committee; and (2) a voting agreement with each of TIBCO’s directors and officers obligating them to vote in favor of an acquisition by Sponsor B in all instances.

On September 23, 2014, Sponsor B submitted a proposal to acquire TIBCO for $21.00 per share along with a signed debt commitment letter.

Early in the morning of September 24, 2014, Vista submitted a proposal to acquire TIBCO for $23.00 per share.

Later in the morning of September 24, 2014, the Special Committee held a meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. The representatives of Goldman

Sachs and WSGR reviewed with the Special Committee the proposals received from Sponsor B and Vista, and noted that all of the strategic buyers contacted by Goldman Sachs had determined not to participate in the process. The representatives of Goldman Sachs reviewed the market reaction to TIBCO’s fiscal third quarter earnings announcement on September 18, 2014. Following discussion of the two proposals, the Special Committee agreed to reconvene later in the afternoon for a previously-scheduled discussion regarding Goldman Sachs’ financial analysis of the strategic alternatives available to TIBCO.

Later in the morning of September 24, 2014, Vista provided a revised draft of the merger agreement proposed by the Special Committee and drafts of an equity commitment letter and limited guaranty. Vista’s draft of the merger agreement included significantly fewer changes than the draft provided by Sponsor B. Later in the morning, Vista provided a signed debt commitment letter.

During the afternoon of September 24, 2014, the Special Committee held a meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. The representatives of Goldman Sachs noted that (1) all 14 strategic buyers had determined not to participate in the process; and (2) of the 10 financial sponsors approached, only Sponsor B and Vista were still actively considering an acquisition of TIBCO. The representatives of Goldman Sachs discussed with the Special Committee various conversations with Sponsor B and Vista regarding their respective proposals. The representatives of Goldman Sachs and WSGR then reviewed Goldman Sachs’ and WSGR’s analysis concerning the primary strategic alternatives available to TIBCO, including (1) a sale of the entire company; (2) a recapitalization and significant share repurchase; (3) the potential divestitures of one or more product lines; (4) a transformational acquisition of another company; and (5) continuing to operate the business on a standalone basis, both by pursuing its current strategy and by accelerating the transition to a subscription-based licensing model. At the conclusion of the meeting, the Special Committee authorized WSGR to begin negotiating the terms of the merger agreement with each of Sponsor B and Vista.

Early in the morning of September 25, 2014, WSGR provided legal counsel to Sponsor B and legal counsel to Vista with a revised draft of the merger agreement and limited guaranty. WSGR also provided comments on the equity commitment letters provided by Sponsor B and Vista and, later in the day, comments to the debt commitment letters provided by Sponsor B and Vista.

Early in the afternoon of September 25, 2014, Sponsor B (1) submitted a revised proposal to acquire TIBCO for $22.50 per share; (2) provided a revised draft of the merger agreement; and (3) accepted all of WSGR’s comments to the equity commitment letter and limited guaranty. Although the revised draft of the merger agreement contained only modest changes from the draft sent by WSGR, it (1) still contemplated a regulatory approval that was not expected by the Special Committee; and (2) required TIBCO to repatriate its offshore cash prior to the closing of the merger. Representatives of WSGR and representatives of legal counsel to Sponsor B discussed the revised draft of the merger agreement later that afternoon.

Early in the evening of September 25, 2014, Vista submitted a revised draft of the merger agreement and equity commitment letter and a new limited guaranty. Representatives of WSGR and representatives of legal counsel to Vista discussed the revised draft of the merger agreement and the limited guaranty later that evening.

Late in the evening of September 25, 2014, representatives of Goldman Sachs notified Sponsor B and Vista that the Board of Directors expected Sponsor B and Vista to provide final proposals to acquire TIBCO by early in the afternoon on September 26, 2014.

Early in the morning of September 26, 2014, WSGR provided legal counsel to Sponsor B and Vista with a revised draft of the merger agreement and provided legal counsel to Vista with a revised draft of the limited guaranty.

In the morning and into the afternoon of September 26, 2014, the Board of Directors and the Special Committee held a joint meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. During the meeting, the representatives of Goldman Sachs and WSGR reviewed the proposals previously submitted by Sponsor B and Vista as well as the structure and key terms of the draft of the merger agreement submitted by each of Sponsor B and Vista, including the termination fees and the circumstances in which they would be payable. After discussion, the Board of Directors instructed Goldman Sachs and WSGR to work to increase the per share price in the proposals made by Sponsor B and Vista. The Board of Directors also discussed the financial model to be used by Goldman Sachs in the preparation of its financial analyses underlying any fairness opinion to be rendered, and ultimately instructed Goldman Sachs to use the Forecasts for such purposes.

Next, the representatives of Goldman Sachs provided the Board of Directors with a presentation on the primary strategic alternatives available to TIBCO. The representatives of WSGR reviewed the fiduciary duties of the Board of Directors.

During the meeting, the Board of Directors considered, and ultimately approved, a bonus program to incentivize key management during the period between signing the merger agreement and closing the merger. The Board of Directors based this decision in large part on the critical role that members of the management team would have in assisting with a timely completion of the transaction, including assisting with the debt financing process. The Board of Directors delegated to its Compensation Committee the authority to determine the bonus recipients and the amounts to which they would be entitled.

The Board of Directors concluded its meeting early in the afternoon of September 26, 2014, and agreed to meet again early the next morning to discuss any revisions to the proposals from Sponsor B and Vista.

During the afternoon of September 26, 2014, Sponsor B submitted a proposal to acquire TIBCO for $23.75 per share, and Vista submitted a proposal to acquire TIBCO for $23.85 per share. Aside from price, the only material differences between the two proposals were (1) the extra regulatory approval required by Sponsor B and its desire for TIBCO to repatriate its foreign cash prior to the closing of an acquisition; (2) Vista’s proposal regarding the timing of the marketing period to syndicate the debt financing necessary to consummate the acquisition (in particular, that this period not begin until after all stockholder and regulatory approvals were obtained); and (3) a larger termination fee, on a percentage basis, proposed by Vista to be payable by TIBCO if it were to, among other things, terminate the merger agreement in order to accept a superior proposal from a third party.

After reviewing the revised proposals from Sponsor B and Vista, representatives of Goldman Sachs and WSGR called representatives of Sponsor B and Vista and explained to both that their proposals were not materially differentiated. The representatives of Goldman Sachs and WSGR informed Sponsor B and Vista that each should submit a revised proposal by early in the evening of September 26, 2014, that contemplated both (1) an improved price per share; and (2) a lower termination fee, on a percentage basis, payable by TIBCO.

Early in the evening of September 26, 2014, representatives of Vista called representatives of Goldman Sachs to inform them that it was increasing its proposal to acquire TIBCO to $24.00 per share and it was proposing a lower termination fee, on a percentage basis, than it had proposed before. Approximately 30 minutes later, representatives of Goldman Sachs spoke with representatives of Sponsor B and were informed that Sponsor B would not increase the per share price of its proposal. The representatives of Goldman Sachs offered Sponsor B additional time to submit a revised proposal, but Sponsor B declined the offer.

Later in the evening of September 26, 2014, representatives of Goldman Sachs called representatives of Vista and informed them that Vista’s proposal was in the lead and that representatives of WSGR would be contacting representatives of legal counsel to Vista to try to finalize the merger agreement and related disclosure letter with the goal of signing the merger agreement, if approved by the Board of Directors, early the next morning. Representatives of WSGR subsequently contacted representatives of legal counsel to Vista and resolved the remaining open points in the merger agreement and disclosure letter.

Late in the evening of September 26, 2014, representatives of legal counsel to Vista called representatives of WSGR and stated that Vista was in the process of obtaining new debt financing but was interested in signing the merger agreement as soon as possible, rather than waiting for the new debt commitment letter to be finalized. Representatives of legal counsel to Vista stated that, as a result, Vista no longer intended to provide an executed debt commitment letter concurrently with signing the merger agreement and instead would provide an equity commitment for the full amount of the purchase price payable in the transaction. Legal counsel to Vista and WSGR worked throughout the night to negotiate and revise the merger agreement to reflect this new structure.

Early in the morning of September 27, 2014, the Special Committee and the Board of Directors held a joint meeting, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. During the meeting, representatives of Goldman Sachs and WSGR reviewed the terms of Vista’s proposal and the merger agreement. The representatives of WSGR reviewed the fiduciary duties of the Board of Directors. The representatives of Goldman Sachs reviewed the financial analysis of Goldman Sachs of the $24.00 per share consideration to be offered to TIBCO’s stockholders in the proposed merger. Following this presentation, the representatives of Goldman Sachs rendered Goldman Sachs’ opinion to the Board of Directors and the Special Committee, subsequently confirmed by delivery of a written opinion dated September 27, 2014, that, as of September 27, 2014, and based upon and subject to the factors and assumptions set forth therein, the $24.00 in cash per share of common stock to be paid to the holders (other than Parent and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders of common stock. For more information about Goldman Sachs’ opinion, see below under the caption “—Fairness Opinion of Goldman, Sachs & Co.” Following this, the Board of Directors discussed potential reasons for and against entering into a transaction with Vista. After this discussion, the Special Committee unanimously recommended to the Board of Directors that it approve the transaction with Vista, after which the Board of Directors unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of TIBCO and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that TIBCO’s stockholders vote in favor of adoption of the merger agreement at any meeting of TIBCO’s stockholders to be called for the purposes of acting on that recommendation.

Later in the morning of September 27, 2014, TIBCO and Vista signed the merger agreement and finalized the equity commitment letter and limited guaranty.

Later on September 27, 2014, and during the day on September 28, 2014, TIBCO and Vista worked to finalize the press release and related employee and customer communications concerning the merger.

On September 28, 2014, Vista delivered to TIBCO a copy of a signed debt commitment letter. This debt commitment letter did not replace or otherwise modify the equity commitment letter previously provided to TIBCO.

On September 29, 2014, prior to the opening of trading of the common stock on NASDAQ, TIBCO issued a press release announcing the entry into the merger agreement.

During the final hours of negotiating the transaction on September 26, 2014, in the process of finalizing TIBCO’s outstanding equity award and common stock numbers for inclusion in the merger agreement, Sponsor B and Vista were provided a spreadsheet containing information about TIBCO’s outstanding equity awards and common stock. Although the numbers contained in that spreadsheet accurately reflected TIBCO’s outstanding equity awards and common stock, the portion of the equity awards representing restricted stock was also included in the common stock outstanding number, as restricted stock is outstanding when issued. The spreadsheet did not specifically highlight this fact.

The proper capitalization numbers were reflected in TIBCO’s capitalization representation in drafts of the merger agreement provided to both Sponsor B and Vista and discussed with their respective legal counsel prior to the submission of any acquisition proposals on September 26, 2014, and that representation is also included in the executed version of the merger agreement. In particular, the capitalization representation specifically stated that the shares of restricted stock were included in the outstanding common stock number. In its September 27, 2014, presentation to the Board of Directors, Goldman Sachs, using the spreadsheet, used a share count that overstated TIBCO’s fully diluted common stock by the number of shares of restricted stock.

After announcement of the transaction, it was discovered that Goldman Sachs had used the overstated share count. This led Goldman Sachs to revise its analysis, on October 11, 2014, to reflect the Final Common Share Count (as defined below in the section captioned “—Fairness Opinion of Goldman, Sachs & Co.”). For additional information, see the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.” Following the determination of the Final Common Share Count, it was determined that TIBCO’s implied enterprise value in the merger was approximately $4.2 billion and not $4.3 billion as reported in the press release issued by TIBCO on September 29, 2014.

On October 11, 2014, the Board of Directors met, with TIBCO management and representatives of Goldman Sachs and WSGR in attendance. All members of the Special Committee were present at the meeting. At this meeting, the Board of Directors reviewed and provided comments on the content of this proxy statement, and received an update on stockholder and market reaction to the announcement of the merger agreement. Representatives of Goldman Sachs also reviewed its revised analysis that reflected the Final Common Share Count, including each of the impacted calculations, and confirmed to the Board of Directors and the Special Committee that using the Final Common Share Count there would have been no change to the conclusion set forth in its fairness opinion delivered on September 27, 2014. Following this presentation, the Board of Directors met in executive session and concluded that the revised analysis provided by Goldman Sachs did not impact its recommendation in favor of the merger. The Board of Directors also received an update on the litigation that had been filed in connection with the transaction, as further described in the section captioned “—Legal Proceedings Regarding the Merger.”

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of TIBCO and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption the merger agreement; (2) “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by TIBCO to its named executive officers in connection with the merger.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board of Directors consulted with the Special Committee, TIBCO management, and its and the Special Committee’s financial advisor and outside legal counsel. In recommending that stockholders vote in favor of adoption of the merger agreement, the Board of Directors considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	TIBCO’s business strategy, competitive position and management execution performance.

•	TIBCO’s business and operations, and its current and historical financial condition, results of operation and financial prospects.

•	The relationship of the $24.00 per share merger consideration to the trading price of the common stock, including that the per share merger consideration constituted a premium of:

•	approximately 26% to the closing price of the common stock on September 23, 2014, the last trading day prior to public reports that multiple parties were competing to acquire TIBCO; and

•	approximately 24% to the closing price of the common stock on September 26, 2014, the last trading day prior to the date on which TIBCO entered into the merger agreement.

•

The multiples to revenues and earnings before interest, taxes, depreciation and amortization implied by the $24.00 per share merger consideration, as further described below under the caption “—Fairness Opinion of Goldman, Sachs & Co.”

•

The financial analysis presentation of Goldman Sachs in connection with the merger, and the opinion of Goldman Sachs delivered to the Special Committee and the Board of Directors that, as of September 27, 2014, and based upon and subject to the factors and assumptions set forth therein, the $24.00 per share in cash to be paid to holders of shares of common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below under the caption “—Fairness Opinion of Goldman, Sachs & Co.”

•	The fact that the all-cash merger consideration will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders.

•	The Board of Directors’ belief that the Special Committee engaged in a thorough review of a potential sale and strategic alternatives, including that:

•	TIBCO issued a press release on September 3, 2014, regarding its review of strategic and financial alternatives;

•

Goldman Sachs, on behalf of the Special Committee, contacted a total of 24 parties, composed of 14 strategic buyers and 10 financial sponsors, in an effort to obtain the best value reasonably available to stockholders; and

•	Of these 24 parties, only Sponsor B and Vista made firm proposals to acquire TIBCO.

•	Based on its review of the process conducted by the Special Committee, the Board of Directors’ belief that $24.00 cash per share is the best price reasonably attainable for stockholders.

•	The Board of Directors’ view that the merger agreement was the product of arms’-length negotiation and contained customary terms and conditions.

•	The terms of the merger agreement and the related agreements, including:

•

That the equity commitment provided in favor of Parent was for an amount sufficient to cover the aggregate per share merger consideration, and that TIBCO is a named third party beneficiary of the equity commitment letter;

•	That the consummation of the merger is not subject to any financing condition;

•	TIBCO’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding acquisition proposals;

•	TIBCO’s ability to terminate the merger agreement in order to accept a superior proposal, subject to paying Parent a termination fee of $116.7 million and other conditions of the merger agreement;

•

The fact that the Board of Directors believed that the termination fee of $116.7 million, which is approximately 2.8% of TIBCO’s implied enterprise value in the merger, is reasonable and not preclusive of other offers;

•	TIBCO’s entitlement to specific performance to prevent breaches of the merger agreement; and

•	TIBCO’s entitlement to specific performance to cause the equity financing contemplated by the equity commitment letter to be funded.

•

The perceived risk of continuing as a standalone public company or pursuing other alternatives, including (1) modifications to TIBCO’s strategy, particularly around TIBCO’s software licensing model, and potential expansion opportunities into new business lines through acquisitions and combinations of TIBCO with other businesses; (2) the range of potential benefits to TIBCO’s stockholders of these alternatives; (3) the competitive landscape and the dynamics of the market for TIBCO’s products and technology; and (4) the assessment that no other alternatives were reasonably likely to create greater value for stockholders than the merger, taking into account execution risk as well as business, competitive, industry and market risk.

•

The Board of Directors’ view that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal, including the merger agreement’s terms and conditions as they relate to changes in the recommendation of the Board of Directors and the belief that the termination fee potentially payable to Parent is reasonable in light of the circumstances, consistent with or below fees in comparable transactions and not preclusive of other offers (see the sections captioned “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers” and “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Board Recommendation Changes”).

•

The fact that VEPFV provided a limited guaranty in favor of TIBCO that guarantees the payment of all of the liabilities and obligations of Parent and Merger Sub under the merger agreement, subject to an aggregate cap equal to $275.8 million plus reimbursement obligations (see the section below captioned “—Limited Guaranty”).

•	The fact that the Special Committee unanimously recommended the merger to the Board of Directors.

The Board of Directors also considered a number of uncertainties and risks concerning the merger, including the following (which factors are not necessarily presented in order of relative importance):

•

The risks and costs to TIBCO if the merger does not close, including the diversion of management and employee attention, and the potential effect on our business and relationships with customers and suppliers.

•

The fact that stockholders will not participate in any future earnings or growth of TIBCO and will not benefit from any appreciations in value of TIBCO, including any appreciation in value that could be realized as a result of improvements to our operations.

•	The vote of stockholders required to adopt the merger agreement is a majority of the total outstanding shares of common stock.

•

The requirement that TIBCO pay Parent a termination fee of $116.7 million under certain circumstances following termination of the merger agreement, including if the Board of Directors terminates the merger agreement to accept a superior proposal.

•

The restrictions on the conduct of our business prior to the consummation of the merger, including the requirement that we conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent TIBCO from undertaking business opportunities that may arise before the completion of the merger and that, absent the merger agreement, TIBCO might have pursued.

•	The fact that an all cash transaction would be taxable to TIBCO’s stockholders that are U.S. persons for U.S. federal income tax purposes.

•	The fact that under the terms of the merger agreement, TIBCO is unable to solicit other acquisition proposals during the pendency of the merger.

•

The significant costs involved in connection with entering into the merger agreement and completing the merger and the substantial time and effort of TIBCO management required to complete the merger, which may disrupt our business operations.

•	The fact that TIBCO’s business, sales operations and financial results could suffer in the event that the merger is not consummated.

•	The risk that the merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on the trading price of the common stock.

•	The fact that the completion of the merger will require antitrust clearance in the United States and from the European Commission.

•

The fact that TIBCO’s directors and officers may have interests in the merger that may be different from, or in addition to, those of TIBCO’s stockholders (see below under the caption “—Interests of TIBCO’s Directors and Executive Officers in the Merger”).

•

The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to TIBCO’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees’ attention away from TIBCO’s day-to-day business operations.

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board of Directors and the Special Committee in their consideration of the merger. After considering these and other factors, the Board of Directors and the Special Committee concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board of Directors unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommends that stockholders adopt the merger agreement based upon the totality of the information presented to and considered by the Board of Directors.

Fairness Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to the Board of Directors and the Special Committee that, as of September 27, 2014, and based upon and subject to the factors and assumptions set forth therein, the $24.00 in cash per share of common stock to be paid to the holders (other than Parent and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders of common stock.

The full text of the written opinion of Goldman Sachs, dated September 27, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of the Board of Directors and the Special Committee in connection with their consideration of the transactions contemplated by the merger agreement, and such opinion is not a recommendation as to how any holder of common stock should vote with respect to such transactions or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of TIBCO for the five fiscal years ended November 30, 2013;

•	Quarterly Reports on Form 10-Q of TIBCO;

•	certain other communications from TIBCO to its stockholders;

•	certain publicly available research analyst reports for TIBCO; and

•	certain internal financial analyses and forecasts for TIBCO prepared by its management, as approved for Goldman Sachs’ use by TIBCO, which are referred to collectively as the “Forecasts.”

Goldman Sachs also held discussions with members of the senior management of TIBCO regarding their assessment of the past and current business operations, financial condition and future prospects of TIBCO; reviewed the reported price and trading activity for the common stock; compared certain financial and stock market information for TIBCO with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion, described above, Goldman Sachs, with the consent of the Board of Directors and the Special Committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Board of Directors and the Special Committee that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the TIBCO management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of TIBCO or any of its subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement will be obtained without any adverse effect on the expected benefits of the transactions contemplated by the merger agreement in any way meaningful to its analysis. Goldman Sachs also assumed that the transactions contemplated by the merger agreement will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion did not address the underlying business decision of TIBCO to engage in the transactions contemplated by the merger agreement, or the relative merits of the transactions contemplated by the merger agreement as compared to any strategic alternatives that may have been available to TIBCO; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addressed only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of common stock, as of September 27, 2014, of the $24.00 in cash per share of common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions as contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the transaction, including, the fairness of the transactions as contemplated by the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of TIBCO; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of TIBCO, or class of such persons, in connection with the transactions contemplated by the merger agreement, whether relative to the $24.00 in cash per share of common stock to be paid to the holders (other than Parent and its affiliates) of shares of common stock pursuant to the merger agreement or otherwise. In addition, Goldman Sachs’ opinion did not express any opinion as to the impact of the transactions contemplated by the merger agreement on the solvency or viability of TIBCO or Parent or the ability of TIBCO or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, September 27, 2014, and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after September 27, 2014. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board of Directors and to the Special Committee on September 27, 2014 in connection with rendering the opinion described above. Following Goldman Sachs’ presentation to the Board of Directors and to the Special Committee on September 27, 2014, as described above under the caption “—Background of the Merger,” it was discovered that Goldman Sachs had used a share count that overstated TIBCO’s fully diluted common stock. Following that discovery, Goldman Sachs revised its analysis to reflect the actual common share count as of the date of the merger agreement, which we refer to as the “Final Common Share Count.” Goldman Sachs reviewed its revised analysis and confirmed to the Board of Directors and the Special Committee on October 11, 2014, that using the Final Common Share Count there would have been no change to the conclusion set forth in its fairness opinion. Goldman Sachs’ revised analysis reflected that, as a result of using the Final Common Share Count, TIBCO’s implied enterprise value in the transaction was approximately $4.2 billion rather than the approximately $4.3 billion presented in its September 27, 2014, analysis, and TIBCO’s implied equity value in the transaction was approximately $4.1 billion rather than the approximately $4.2 billion presented in its September 27, 2014, analysis.

The following summary does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 25, 2014, and is not necessarily indicative of current market conditions.

Historical Trading Analysis

Goldman Sachs analyzed the $24.00 in cash per share of common stock to be paid to the holders of common stock pursuant to the merger agreement in relation to (1) the closing price of the common stock on September 25, 2014, the second to last trading date prior to the public announcement of the transactions contemplated by the merger agreement; (2) the closing price of the common stock on September 23, 2014, which we refer to as the “Undisturbed Date,” one day prior to September 24, 2014, the date on which there were public reports that multiple parties were competing to acquire TIBCO, which may have affected the common stock price; and (3) the thirty-day trading average price as of September 25, 2014, the second to last trading date prior to the public announcement of the transactions contemplated by the merger agreement.

This analysis indicated that the price per share to be paid to the holders of shares of common stock pursuant to the merger agreement represented:

•

a premium of 23.8% based on the closing market price of $19.38 per share on September 25, 2014, the second to last trading date prior to the public announcement of the transactions contemplated by the merger agreement;

•	a premium of 26.3% based on the closing market price of $19.00 per share on September 23, 2014, the Undisturbed Date; and

•

a premium of 15.2% based on the thirty-day trading average price of $20.84 as of September 25, 2014, the second to last trading date prior to the public announcement of the transactions contemplated by the merger agreement.

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for TIBCO to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the software industry:

Service Oriented Architecture and Business Process Management:

•	Pegasystems Inc.

•	Progress Software Corporation

•	Software AG

Data Management and Infrastructure:

•	Informatica Corporation

•	Qlik Technologies Inc.

•	Teradata Corporation

Other Infrastructure Software:

•	Compuware Corporation

•	Citrix Systems, Inc.

•	Fortinet, Inc.

•	Red Hat, Inc.

Large Cap Software:

•	CA, Inc.

•	Check Point Software Technologies Ltd.

•	EMC Corporation

•	Hewlett-Packard Company

•	Oracle Corporation

•	Symantec Corporation

•	VMware, Inc.

Although none of the selected companies is directly comparable to TIBCO, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of TIBCO.

Goldman Sachs calculated and compared various financial multiples and ratios based on estimates from the Institutional Brokers’ Estimate System, which we refer to as “IBES,” and Bloomberg, the Forecasts and market information, in each case as of September 25, 2014. With respect to each of the selected companies, Goldman Sachs calculated such company’s enterprise value, which we refer to as “EV,” which is the market capitalization of such company that Goldman Sachs derived based on the closing price of the shares of the applicable company’s common stock and the number of shares of common stock outstanding on a fully diluted basis as of September 25, 2014, plus the book value of debt less cash and cash equivalents and less investments in associates, as a multiple of revenue and a multiple of estimated earnings before interest, taxes, depreciation and amortization (adjusted for certain non-recurring charges), which we refer to as “EBITDA,” respectively, for calendar year 2014 and 2015, as provided by IBES and Bloomberg. With respect to TIBCO, Goldman Sachs calculated EV as a multiple of estimated EBITDA of TIBCO for calendar year 2014 and 2015 as provided by IBES and Bloomberg and the Forecasts. The results of these analyses are summarized as follows (all estimates calendarized to December 31):

Selected Companies
	Overall range	Median SOA & BPM	SOA & BPM range	Median data management and infrastructure	Data management and infrastructure range	Median other infrastructure software	Other infrastructure software range	Median large cap software	Large cap software range	TIBCO (per IBES/ Bloomberg)		TIBCO (per Forecasts)
CY2014E
EV as a multiple of estimated revenue	0.6x- 8.4x	2.1x	1.9x- 3.0x	2.7x	2.1x-4.1x	4.5x	3.0x-5.8x	2.6x	0.6x- 8.4x	3.2x		3.2x	(1)
EV as a multiple of estimated EBITDA	5.4x- 51.5x	8.0x	7.0x- 11.3x	10.7x	7.4x-51.5x	16.7x	11.4x-26.3x	7.7x	5.4x- 16.4x	14.0x	(2)	15.6x	(3)
CY2015E
EV as a multiple of estimated revenue	0.6x- 7.9x	1.9x	1.8x- 2.9x	2.5x	2.0x-3.5x	4.1x	3.1x-5.1x	2.6	0.6x- 7.9x	3.1x		2.9x	(4)
EV as a multiple of estimated EBITDA	5.3x- 37.0x	7.8x	6.8x- 9.7x	9.3x	7.0x-37.0x	14.8x	9.8x-22.1x	7.1x	5.3x- 13.9x	14.7	(5)	13.3x	(6)

(1)	Using the Final Common Share Count, referenced multiple would have been 3.1x.
(2)	Using the Final Common Share Count, referenced multiple would have been 13.9x.
(3)	Using the Final Common Share Count, referenced multiple would have been 15.3x.
(4)	Using the Final Common Share Count, referenced multiple would have been 2.8x.
(5)	Using the Final Common Share Count, referenced multiple would have been 14.6x.
(6)	Using the Final Common Share Count, referenced multiple would have been 13.1x.

Goldman Sachs also analyzed the selected companies’ estimated price-to-earnings, which we refer to as “P/E,” ratios, calculated as the closing price of shares of each selected company’s common stock as of September 25, 2014 divided by its estimated earnings per share, which we refer to as “EPS,” for calendar year 2014 and 2015 as provided by IBES and Bloomberg, and compared those to the estimated P/E ratio of TIBCO for fiscal year 2014 and 2015 as provided by IBES and Bloomberg and the Forecasts. The results of these analyses are summarized as follows (all estimates calendarized to December 31):

Selected Companies
P/E Ratio	Overall range	Median SOA & BPM	SOA & BPM range	Median data management and infrastructure	Data management and infrastructure range	Median other infrastructure software	Other infrastructure software range	Median large cap software	Large cap software range	TIBCO (per IBES/ Bloomberg)	TIBCO (per Forecasts)

CY2014E	9.4x- 52.2x	16.3x	10.0x- 24.8x	17.5x	14.7- 20.4	30.2x	21.7x- 52.2x	13.0x	9.4x- 26.4x	26.2x	28.3x
CY2015E	8.9x- 70.0x	15.7x	10.1x- 20.4x	18.1x	13.3x- 70.0x	25.6x	18.9x- 43.2x	12.1x	8.9x- 22.2x	26.4x	20.8x

Goldman Sachs also considered the selected companies’ estimated revenue growth rates and EBITDA growth rates, in each case, from calendar year 2014 to calendar year 2016 and the estimated EBITDA margin for calendar year 2015, as provided by IBES and Bloomberg, and compared those to the same estimated metrics of TIBCO as provided by IBES and Bloomberg and the Forecasts. The results of these analyses are summarized as follows (all estimates calendarized to December 31):

Selected Companies
	Overall range	Median SOA & BPM	SOA & BPM range	Median data management and infrastructure	Data management and infrastructure range	Median other infrastructure software	Other infrastructure software range	Median large cap software	Large cap software range	TIBCO (per IBES/ Bloomberg)	TIBCO (per Forecasts)
CY2014E -CY2016E revenue growth rate	(0.3)%- 16.1%	2.3%	1.5%- 3.1%	11.3%	6.3%- 16.1%	13.4%	9.5%- 14.0%	4.2%	(0.3)%- 15.4%	2.9%	15.5%
CY2014E -CY2016E EBITDA growth rate	0.1%- 40.9%	4.2%	3.8%- 4.6%	13.9%	4.4%- 40.9%	15.3%	5.5%- 17.6%	5.8%	0.1%- 17.5%	(3.0)%	9.4%
CY2015E EBITDA margin	9.5%- 58.4%	27.5%	19.0%- 36.9%	26.6%	9.5%- 28.8%	29.5%	20.5%- 31.8%	37.4%	12.2%- 58.4%	21.2%	21.7%

Selected Precedent Transactions Analysis

In addition, Goldman Sachs reviewed and analyzed the acquisition premia for certain publicly disclosed sale transactions involving sales to a strategic buyer, which we refer to as “Selected Strategic Transactions,” and sales to a private equity buyer, which we refer to as “Selected Private Equity Transactions,” in each case involving selected public software company targets that were announced from January 22, 2009 to September 18, 2014, with a transaction equity value of greater than $500 million, based on information obtained from Thomson SDC, Capital IQ and public filings:

Selected Strategic Transactions:

Date of Announcement	Acquirer	Target
January 2009	Autonomy Corp. plc	Interwoven Inc.
July 2009	IBM	SPSS Inc.
September 2009	Adobe Systems Inc.	Omniture
May 2010	SAP America, Inc.	Sybase
August 2010	Intel Corporation	McAfee
September 2010	Hewlett-Packard Company	ArcSight
November 2010	Oracle Corporation	Art Technology Group
July 2011	NCR Corp.	Radiant Systems
August 2011	Hewlett-Packard Company	Autonomy Corp. plc
October 2011	Oracle Corporation	Rightnow Technologies
December 2011	SAP America, Inc.	SuccessFactors
February 2012	Oracle Corporation	Taleo Corp.
June 2012	Dell Inc.	Quest Software Inc.
August 2012	IBM	Kenexa Corp.
October 2012	Riverbed Technology, Inc.	OPNET Technologies
December 2012	Oracle Corporation	Eloqua
June 2013	Salesforce.com, Inc.	ExactTarget
July 2013	Cisco Systems, Inc.	Sourcefire
December 2013	Oracle Corporation	Responsys
January 2014	Dassault Systemes SA	Accelrys Inc.
June 2014	Oracle Corporation	MICROS Systems
September 2014	SAP America, Inc.	Concur Technologies

Selected Private Equity Transactions:

Date of Announcement	Acquirer	Target
November 2010	Attachmate Corporation	Novell
March 2011	Golden Gate Capital	Lawson Software
April 2011	Apax Partners LLP	Epicor Software Corporation
July 2011	Providence Equity Partners LLC	Blackboard Inc.
February 2012	Vista Equity Partners	Misys plc
August 2012	Thoma Bravo Fund IX L.P.	Deltek
November 2012	RedPrairie Corporation	JDA Software Group Inc.
May 2013	Bain, Golden Gate Capital, Insight	BMC Software
May 2013	Vista Equity Partners	Websense
September 2013	Vista Equity Partners	The Active Network
November 2013	Advent International Corporation	Unit 4 N.V.
September 2014	Thoma Bravo, LLC	Compuware Corporation

We refer to the Selected Strategic Transactions and the Selected Private Equity Transactions as the “Selected Transactions.” Although none of the Selected Transactions is directly comparable to the transactions contemplated by the merger agreement, the target companies in the Selected Transactions are companies with operations that, for the purposes of this analysis, may be considered similar to certain operations of TIBCO, such that the Selected Transactions may be considered similar to the transactions contemplated by the merger agreement. Using the information obtained from Thomson SDC, Capital IQ and public filings, the median premia for the Selected Transactions was calculated relative to the target’s closing share price one day prior to announcement, one week prior to announcement and one month prior to announcement, and Goldman Sachs calculated the median premia (1) for these Selected Transactions as 26.8%, 27.5% and 37.8%, respectively; and (2) for the Selected Private Equity Transactions as 10.8%, 11.9% and 12.8%, respectively.

Additionally, using the same information obtained from Thomson SDC, Capital IQ and public filings, the mean premia for the Selected Transactions was calculated relative to the target’s closing share price one day prior to announcement, one week prior to announcement and one month prior to announcement, and Goldman Sachs calculated the mean premia (1) for these Selected Transactions as 26.0%, 27.6% and 35.6%, respectively; and (2) for the Selected Private Equity Transactions as 10.4%, 14.8% and 20.0%, respectively.

For each of the Selected Private Equity Transactions, Goldman Sachs also calculated and compared the EV and the equity value of the target company based on the announced transaction price, as a multiple of the target company’s LTM EBITDA. The results of this analysis are summarized as follows:

Range
EV/LTM EBITDA	12.0x –18.0x

Goldman Sachs noted that TIBCO’s EV implied by the $24.00 in cash per share of common stock to be paid pursuant to the terms of the merger agreement as a multiple of TIBCO’s LTM Adjusted EBITDA was 18.0x. This analysis resulted in an illustrative range of implied equity values per share of $15.89 to $23.95. Using the Final Common Share Count, TIBCO’s EV implied by the $24.00 in cash per share of common stock to be paid pursuant to the terms of the merger agreement as a multiple of TIBCO’s LTM Adjusted EBITDA would have resulted in an LTM Adjusted EBITDA multiple of 17.6x, and this analysis would have resulted in an illustrative range of implied equity values per share of $16.27 to $24.53.

Illustrative Discounted Cash Flow Analysis

Goldman Sachs performed an illustrative discounted cash flow analysis based on the Forecasts to determine a range of illustrative present values per share. Using discount rates ranging from 11.0% to 13.0%, reflecting an estimate of TIBCO’s weighted average cost of capital, Goldman Sachs derived an illustrative range of implied enterprise values for TIBCO by calculating the present value, as of August 31, 2014, of Unlevered Free Cash Flows (calculated as shown under the caption “Projections Prepared by TIBCO Management—Forecasts”)

expected to be generated by TIBCO during the last quarter of 2014 and from fiscal years 2015 through 2025 as reflected in the Forecasts and calculated the present value of a range of illustrative terminal values for TIBCO as of December 31, 2025, derived by applying perpetuity growth rates ranging from 4.0% to 6.0% to the terminal year estimate. Goldman Sachs took the implied enterprise values it derived from this analysis, adjusted for debt, cash and cash equivalents and short-term investments as presented on TIBCO’s balance sheet as of August 31, 2014, and divided the results by the number of fully diluted shares outstanding, which resulted in an illustrative range of implied equity values per share of $16.72 to $27.42. Using the Final Common Share Count, the illustrative discounted cash flow analysis would have resulted in an illustrative range of implied equity values per share of $17.11 to $28.07.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of common stock, using the Forecasts. This analysis is designed to provide an indication of the implied present value of a theoretical future value of a company’s equity on a per share basis as a function of such company’s estimated future earnings and its assumed future price/earnings multiples. For this analysis Goldman Sachs calculated the implied present values per share of common stock as of fiscal years 2016 through 2020 by applying P/E multiples ranging from 18.0x to 24.0x to non-GAAP earnings per common share estimates for each of the fiscal years from 2016 through 2020, using the Forecasts and then discounted these theoretical future values of TIBCO’s equity on a per share basis to present values as of August 31, 2014 using an illustrative discount rate of 12.9%, reflecting Goldman Sachs’ estimate of the cost of equity for TIBCO. These analyses resulted in the following implied present values per share of common stock:

Fiscal Year	Implied values per share based on forward P/E multiples of 18.0x – 24.0x
2016	$17.46 - $23.29
2017	$18.51 - $24.68
2018	$18.83 - $25.10
2019	$19.19 - $25.59
2020	$19.52 - $26.03

This analysis resulted in an illustrative range of implied equity values per share of $17.46 to $26.03

Premia Analysis

Goldman Sachs reviewed and analyzed the acquisition premia for certain publicly disclosed sale transactions involving information technology or consumer electronics targets since 2003 with a transaction value of greater than $500 million in which a majority stake was acquired, excluding any transactions with premiums in excess of 150% or less than (50)%, calculated relative to the target’s closing share price one day prior to announcement, based on information obtained from Capital IQ. Using such data for these 335 selected transactions, for each year for the years 2003 to 2014 (through September 25, 2014), Goldman Sachs calculated the annual average acquisition premia for these transactions for the applicable years. The results of this analysis are summarized as follows:

Year	Average Acquisition Premia One Day Prior to Announcement
2003	25%
2004	22%
2005	19%
2006	18%
2007	18%
2008	21%
2009	30%
2010	30%
2011	30%
2012	28%
2013	24%
2014 (through September 25, 2014)	28%

Based on these results, Goldman Sachs calculated the median premia of these annual averages as 24% for the years 2003 through 2013.

Based on analyzing the same 335 transactions described above, Goldman Sachs also calculated the median premia for the transactions analyzed above, calculated relative to the target’s closing share price one day prior to announcement. The results of this analysis are summarized as follows:

Premium One Day Prior to Announcement	Number of Deals
< 0%	24
0-10%	74
10-20%	67
20-30%	61
30-40%	42
> 40%	67

Based on these results, Goldman Sachs calculated the median premia of these individual transactions as 21% for the years 2003 to 2014 (through September 25, 2014). This analysis resulted in an illustrative range of implied equity values per share of $20.90 to $26.60.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to TIBCO or the transactions contemplated by the merger agreement.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Board of Directors and the Special Committee of the Board of Directors as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of common stock, as of the date of the opinion, of the $24.00 in cash per share of common stock to be paid pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of TIBCO, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The consideration to be paid pursuant to the merger agreement was determined through arm’s-length negotiations between TIBCO and Parent and was approved by the Board of Directors. Goldman Sachs provided advice to the Board of Directors and the Special Committee during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to TIBCO, the Board of Directors or the Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the transactions contemplated by the merger agreement.

As described above, Goldman Sachs’ opinion to the Board of Directors and to the Special Committee was one of many factors taken into consideration by the Board of Directors and the Special Committee in making their determination to adopt the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of TIBCO, Parent, any of their respective affiliates and third parties, including Vista Equity Partners III, LLC, an affiliate of Parent, which we refer to as “VEPIII,” and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial advisor to the Board of Directors and the Special Committee in connection with, and has participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. In connection with its services as financial advisor to the Board of Directors and the Special Committee, Goldman Sachs has received and expects to receive additional fees in connection with the transactions contemplated by the merger agreement, the principal portion of which are contingent upon consummation of the transactions contemplated by the merger agreement, and TIBCO has agreed to reimburse certain of Goldman Sachs’ expenses arising, and indemnify it against certain liabilities that may arise, out of its engagement. Goldman Sachs has provided certain financial advisory and/or underwriting services to TIBCO and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation. During the two year period ended September 27, 2014, the Investment Banking Division of Goldman Sachs received compensation for financial advisory and/or underwriting services provided directly to VEPIII and/or to its affiliates and portfolio companies (which may include companies that are not controlled by VEPIII) of approximately $7.5 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to TIBCO and its affiliates and to VEPIII and its affiliates and portfolio companies for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with VEPIII and its affiliates from time to time and may have invested in limited partnership units of affiliates of VEPIII from time to time and may do so in the future.

The Special Committee selected Goldman Sachs as their financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement dated September 1, 2014, the Board of Directors engaged Goldman Sachs to act as financial advisor to the Board of Directors and the Special Committee in connection with the transactions contemplated by the merger agreement and certain other transactions. Pursuant to the terms of this engagement letter, TIBCO has agreed to pay Goldman Sachs a transaction fee of approximately $47.4 million, of which $500,000 became due prior to the announcement of the transactions contemplated by the merger agreement and the remainder of which is contingent upon consummation of such transactions, and TIBCO has agreed to reimburse certain of Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement.

Projections Prepared by TIBCO Management

TIBCO does not, as a matter of course, publicly disclose projections as to its future financial performance. However, in September 2014, we provided Sponsor B and Vista, in connection with their due diligence review, copies of the Forecasts. TIBCO management also prepared, and reviewed with the Board of Directors, an alternate set of financial forecasts that reflected a more aggressive transition to a subscription-based licensing model, which we refer to as the “Accelerated Subscription Case.” The Accelerated Subscription Case was not shared with Sponsor B or Vista. We refer to the Forecasts and the Accelerated Subscription Case together as the “Projections.”

Copies of the Forecasts and the Accelerated Subscription Case were also provided to Goldman Sachs and, at the instruction of the Board of Directors, Goldman Sachs relied on the Forecasts in performing its financial analysis summarized under the caption “—Fairness Opinion of Goldman, Sachs & Co.” The Forecasts were the only financial forecasts with respect to TIBCO used by Goldman Sachs in performing such financial analysis.

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Forecasts (in respect of fiscal year 2014 and fiscal year 2015 only) were made available, in whole or in part, to Sponsor B and Vista in connection with their due diligence review of TIBCO, and the Forecasts were made available to Goldman Sachs for use in connection with its financial analysis summarized under the caption “—Fairness Opinion of Goldman, Sachs & Co.” The Projections were not prepared with a view to compliance with (1) generally accepted accounting principles as applied in the United States, which we refer to as “GAAP;” (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, PricewaterhouseCoopers LLP, our independent registered public accountant, has not examined, reviewed, compiled or otherwise applied procedures to the Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Projections included in this proxy statement have been prepared by, and are the responsibility of, TIBCO management. The Projections were prepared solely for internal use by TIBCO and are subjective in many respects.

Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections set forth below. Although a summary of the Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by TIBCO management that they believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to TIBCO management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, changes in tax laws and integration risks associated with recent acquisitions. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of this information should not be regarded as an indication that the Board of Directors, TIBCO, Goldman Sachs or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results. In addition, the Board of Directors and TIBCO management have not to date made a decision to pursue the Accelerated Subscription Case. The summary of the Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting. We do not intend to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error or no longer appropriate.

As referred to below, EBITDA is a financial measure commonly used in the software industry but is not defined under GAAP. EBITDA represents income before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results. We believe that EBITDA facilitates company-to-company operating performance comparisons by adjusting for potential differences caused by variations in capital structures (affecting net interest expense), taxation (such as the impact of differences in effective tax rates or net operating losses), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. EBITDA has limitations, including that it is not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

The Projections are forward-looking statements. For information on factors that may cause TIBCO’s future results to materially vary, see the information under the caption “Forward-Looking Statements.”

Forecasts

($ millions)

			Stub Period
	FY 2013A	FY 2014E	FY14 Q4	FY 2015E	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E
Total Revenue	$1,070	$1,083 (1)	$317	$1,191 (2)	$1,297	$1,415	$1,548	$1,701	$1,870	$2,037	$2,200	$2,364	$2,517	$2,655
% Growth	4%	1%		10%	9%	9%	9%	10%	10%	9%	8%	7%	6%	5%
EBITDA	$265	$220 (3)	$80	$258 (4)	$293	$334	$381	$435	$497	$551	$605	$650	$692	$730
% Margin	25%	20%	25%	22%	23%	24%	25%	26%	27%	27%	27%	27%	27%	27%
% Growth	(47)%	(17)%		17%	14%	14%	14%	14%	14%	11%	10%	7%	6%	5%
Depreciation	$16	$18	$5	$20	$21	$23	$25	$27	$30	$32	$37	$42	$45	$47
EBIT (ex-SBC)	$249	$202	$75	$238 (5)	$272	$311	$356	$408	$467	$518	$568	$608	$647	$683
Stock Based Compensation	$(54)	$(38)	$(6)	$(42)	$(45)	$(50)	$(54)	$(60)	$(65)	$(61)	$(62)	$(64)	$(65)	$(67)
Unlevered Free Cash Flow
EBIT	$195	$164	$69	$197	$227	$262	$302	$349	$402	$457	$506	$544	$582	$615
Tax (Expense) I Benefit	$(45)	$(53)	$(18)	$(59)	$(64)	$(71)	$(82)	$(94)	$(109)	$(124)	$(135)	$(144)	$(154)	$(163)
% Tax Rate	(23)%	(32)%	(25)%	(30)%	(28)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%
Unlevered Earnings after Taxes	151	112	52	138	163	191	220	254	293	334	372	400	428	452
(+) D&A	16	18	5	20	21	23	25	27	30	32	37	42	45	47
(-) Capital Expenditures	(19)	(24)	(6)	(25)	(27)	(28)	(30)	(32)	(35)	(38)	(40)	(42)	(45)	(47)
(+) Decrease in WC	15	16	4	9	5	6	6	7	7	6	5	5	2	0
Unlevered Free Cash Flow	$163	$122	$55	$141	$163	$191	$221	$256	$295	$335	$373	$405	$430	$453
FCF growth				15.6%	15.8%	17.3%	15.6%	15.8%	15.5%	13.3%	11.6%	8.4%	6.4%	5.3%
Reconciliation: EBIT to GAAP Net Income
GAAP reconciliation:	FY 2013A
EBIT (ex-SBC)	249
Stock Based Compensation	(54)
Amortization	(37)
Restructuring	(13)
Acquisition-related	(2)

EBIT	144
Interest	(34)
Tax (Expense)/Benefit	(26)
% Tax Rate	24%

GAAP Net Income	84

(1)	The number provided to Sponsor B and Vista was $1,083.7 million.
(2)	The number provided to Sponsor B and Vista was $1,212 million.
(3)	The number provided to Sponsor B and Vista was $218.3 million.
(4)	The number provided to Sponsor B and Vista was $262 million.
(5)	The number provided to Sponsor B and Vista was $242 million.

Accelerated Subscription Case

($ millions)

			Stub Period
	FY 2013A	FY 2014E	FY14 Q4	FY 2015E	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E
Total Revenue	$1,070	$1,083	$316	$1,105	$1,154	$1,208	$1,349	$1,520	$1,702	$1,906	$2,134	$2,369	$2,582	$2,711
% Growth	4%	1%		2%	4%	5%	12%	13%	12%	12%	12%	11%	9%	5%
EBITDA	$265	$219	$79	$172	$150	$127	$183	$254	$329	$418	$524	$643	$768	$877
% Margin	25%	20%	25%	16%	13%	11%	14%	17%	19%	22%	25%	27%	30%	32%
% Growth	(47)%	(17)%		(22)%	(13)%	(15)%	44%	39%	30%	27%	25%	23%	19%	14%
Depreciation	$16	$18	$5	$20	$21	$23	$25	$27	$30	$33	$37	$41	$45	$47
EBIT (ex-SBC)	$249	$201	$75	$152	$129	$104	$158	$227	$299	$385	$486	$601	$723	$829
Stock Based Compensation	$(54)	$(38)	$(6)	$(42)	$(45)	$(50)	$(54)	$(60)	$(65)	$(73)	$(82)	$(91)	$(99)	$(104)
Unlevered Free Cash Flow
EBIT	$195	$163	$69	$110	$84	$55	$104	$167	$234	$311	$404	$510	$623	$725
Tax (Expense) I Benefit	$(45)	$(52)	$(17)	$(33)	$(23)	$(15)	$(28)	$(45)	$(63)	$(84)	$(108)	$(135)	$(165)	$(192)
% Tax Rate	(23)%	(32)%	(25)%	(30)%	(28)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%	(27)%
Unlevered Earnings after Taxes	151	111	52	77	60	40	76	122	171	227	297	375	458	533
(+) D&A	16	18	5	20	21	23	25	27	30	33	37	41	45	47
(-) Capital Expenditures	(19)	(24)	(6)	(25)	(27)	(28)	(30)	(32)	(35)	(38)	(41)	(43)	(45)	(47)
(+) Decrease in WC	15	16	4	9	5	6	6	7	7	6	5	3	1	0
Unlevered Free Cash Flow	$163	$121	$54	$81	$60	$40	$76	$124	$173	$228	$297	$376	$459	$533
FCF growth				(33.6)%	(25.8)%	(32.6)%	89.4%	62.0%	39.7%	32.1%	30.4%	26.6%	22.1%	16.0%
Reconciliation: EBIT to GAAP Net Income
GAAP reconciliation:	FY 2013A
EBIT (ex-SBC)	249
Stock Based Compensation	(54)
Amortization	(37)
Restructuring	(13)
Acquisition-related	(2)

EBIT	144
Interest	(34)
Tax (Expense)/Benefit	(26)
% Tax Rate	24%

GAAP Net Income	84

Interests of TIBCO’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by stockholders.

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing of the merger, however, certain of our executive officers have had and may continue to have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

The surviving corporation and Parent will indemnify, defend and hold harmless, and advance expenses to current or former directors, officers and employees of TIBCO with respect to all acts or omissions by them in their capacities as such at any time prior to the effective time of the merger (including any matters arising in connection with the merger agreement or the transactions contemplated thereby), to the fullest extent that TIBCO would be permitted by applicable law and to the fullest extent required by the organizational documents of TIBCO or its subsidiaries as in effect on the date of the merger agreement. Parent will cause the certificate of incorporation, bylaws or other organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the current or former directors, officers and employees of TIBCO and its subsidiaries than those set forth in the TIBCO’s and its subsidiaries’ organizational documents as of the date of the merger agreement. The surviving corporation and its subsidiaries will not, for a period of six years from the effective time of the merger, amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors, officers and employees of TIBCO and its subsidiaries.

The merger agreement also provides that prior to the effective time of the merger, TIBCO may purchase a six year prepaid “tail” policy on the same terms and conditions as Parent would be required to cause the surviving corporation and its subsidiaries to purchase as discussed below. TIBCO’s ability to purchase a “tail” policy is subject to a cap on the premium equal to 300% of the aggregate annual premiums currently paid by the TIBCO for its existing directors’ and officers’ liability insurance and fiduciary insurance for its last full fiscal year. If TIBCO does not purchase a “tail” policy prior to the effective time of the merger, for at least six years after the effective time of the merger, Parent will (1) cause the surviving corporation and its other subsidiaries to maintain in full force and effect, on terms and conditions no less advantageous to the current or former directors, officers and employees of TIBCO and its subsidiaries, the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the TIBCO as of the date of the merger agreement; and (2) not, and will not permit the surviving corporation or its other subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the effective time of the merger. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the effective time of the merger, including the transactions contemplated in the merger agreement. The obligation of Parent or the surviving corporation, as applicable, is subject to an annual premium cap of 300% of the aggregate annual premiums currently paid by TIBCO for such insurance, but Parent or the surviving corporation will purchase as much of such insurance coverage as possible for such amount. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”

Treatment of Equity-Based Awards

Treatment of Stock Options

As of the record date, there were [—] outstanding stock options held by our directors and executive officers. As of the effective time of the merger, each outstanding option to purchase shares of common stock, whether or not vested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such option as of the effective time of the merger; and (2) the amount, if any, by which $24.00 exceeds the exercise price per share of common stock underlying such stock option. Each option with an exercise price per share equal to or greater than $24.00 per share will be cancelled without consideration.

Treatment of Restricted Stock Awards and Restricted Stock Units

As of the record date, there were [—] outstanding shares of restricted stock and [—] outstanding RSUs held by our directors and executive officers. As of the effective time of the merger, the vesting conditions or restrictions applicable to each share of restricted stock and each RSU will lapse and each such share of restricted stock and RSU will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of restricted stock or shares of common stock subject to such RSU as of the effective time of the merger; and (2) $24.00.

Treatment of Performance-Based Restricted Stock Unit Awards

Each PRSU will be treated in accordance with the grant documents. In addition, there will be no further acceleration or eligibility to vest triggered by, or resulting from, the merger, and each PRSU whose performance criteria has not been satisfied will be terminated without consideration immediately prior to the effective time of the merger. For those PRSUs that are not terminated for no consideration, the vesting conditions or restrictions applicable to each such PRSU will lapse and each such PRSU will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such PRSU as of the effective time of the merger; and (2) $24.00. With respect to outstanding PRSUs, only those granted in fiscal year (1) 2010 that are currently vested but deferred; (2) 2011 that are earned but unvested; and (3) 2014 will receive any payment in connection with the merger.

Bonuses

Certain of our executive officers will receive transaction bonuses in consideration of services provided in connection with the consummation of the merger. Payment of these bonuses is conditioned on, among other things, (1) remaining employed by TIBCO until the closing of the merger; and (2) assisting with the completion of the transactions contemplated by the merger agreement. If an executive officer eligible to receive a transaction bonus is terminated other than for cause, death or disability prior to the closing of the merger, then the executive officer remains eligible to receive the transaction bonus, subject to the executive officer signing an agreement releasing all claims relating to such executive officer’s employment with TIBCO.

The bonuses potentially payable to our named executive officers are:

Named Executive Officer	Amount
Vivek Ranadivé	$4,000,000
Murray Rode	$1,000,000
William R. Hughes	$500,000
James Johnson	$500,000

Payments Upon Termination Following Change-in-Control

Executive Change in Control Arrangements

Employment Agreement with our Chief Executive Officer

We are a party to an employment agreement with Mr. Ranadivé that was amended and restated in February 2012.

If Mr. Ranadivé’s employment is terminated without cause or by Mr. Ranadivé for good reason and the termination occurs within three months prior to and up to twelve months following a change in control, he will receive, subject to the terms and conditions of such employment agreement, (1) 24 months of continued base salary and paid coverage under our medical, dental and vision benefit plans; (2) a lump-sum payment equal to two times the average of his actual annual incentive award for the two fiscal years immediately preceding the fiscal year in which the change in control occurs; and (3) except to such greater extent (with respect to performance awards) as may be provided in the applicable equity award agreement, 100% vesting of all his equity awards. In addition, Mr. Ranadivé will have 24 months to exercise any equity awards that have accelerated vesting described in the preceding sentence, but in no event beyond the original expiration of the award. If Mr. Ranadivé’s employment terminates due to his death or disability, then except as otherwise provided in the applicable equity award agreement, his then-outstanding equity awards will accelerate vesting as if he had remained employed for an additional twelve months and all applicable performance goals will be assumed to have been achieved at target level during this period.

The receipt of any severance benefits described in the prior paragraph is subject to (1) Mr. Ranadivé signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to us; and (2) Mr. Ranadivé not soliciting any person to modify his or her employment or consulting relationship with us and not intentionally diverting business away from us for a period of twelve months in the case of a termination not involving a change in control and for a period of 24 months in the case of a termination involving a change in control. In addition, the receipt of severance benefits in connection with a change in control is also subject to Mr. Ranadivé’s agreement not to engage in competition with us beginning from the date of termination and ending on the date on which he no longer receives the base salary payments described above.

Employment Agreement with our President

We are a party to an employment agreement with Todd Bradley. On September 28, 2014, it was announced that Mr. Bradley will leave TIBCO in the near future to pursue other opportunities.

If Mr. Bradley’s employment is terminated without cause or by Mr. Bradley for good reason and the termination occurs within three months prior to and up to twelve months following a change in control, he will receive, subject to the terms and conditions of such employment agreement, (1) 24 months of continued base salary and paid coverage under our medical, dental and vision benefit plans; (2) a lump-sum payment equal to two times the average of his actual annual incentive award for the two fiscal years immediately preceding the fiscal year in which the change in control occurs; (3) except to such greater extent (with respect to performance awards) as may be provided in the applicable equity award agreement, 100% vesting of all his equity awards; and (4) any transferability restrictions on Mr. Bradley’s initial equity grant lapse. In addition, Mr. Bradley will have 24 months to exercise any equity awards that have accelerated vesting described in the preceding sentence, but in no event beyond the original expiration of the award. If Mr. Bradley’s employment terminates due to his death or disability, then except as otherwise provided in the applicable equity award agreement, his then-outstanding equity awards will accelerate vesting as if he had remained employed for an additional twelve months (and for Mr. Bradley’s initial equity grant, as if he had remain employed through December 15, 2015) and all applicable performance goals will be assumed to have been achieved at target level during this period.

The receipt of any severance benefits described in the prior paragraph is subject to (1) Mr. Bradley signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to TIBCO; and (2) Mr. Bradley not soliciting any person to modify his or her employment or consulting relationship with us and not intentionally diverting business away from TIBCO for a period of twelve months in the case of a termination not involving a change in control and for a period of 24 months in the case of a termination involving a change in control. In addition, the receipt of severance benefits in connection with a change in control is also subject to Mr. Bradley’s agreement not to engage in competition with TIBCO beginning from the date of termination and ending on the date on which he no longer receives the base salary payments described above.

Executive Change in Control and Severance Plan

We have adopted an Executive Change in Control and Severance Plan, which we refer to as the “Change in Control and Severance Plan,” that applies to certain of our executive officers. Pursuant to the terms of the Change in Control and Severance Plan, if on the date of the change in control or within 24 months after the completion of a change in control, such executive officer (other than Messrs. Ranadivé or Bradley) terminates his or her employment for good reason or is terminated by TIBCO for reasons other than cause, death or permanent disability, that person will receive (1) a lump sum payment equal to 15 months of base salary and 15 months of the target annual incentive award (in each case, based on the applicable tier to which such executive officer is assigned in the Change in Control and Severance Plan); (2) 15 months of paid medical and dental coverage; and (3) if such termination occurs within 12 months after the date of the change in control, 100% of accelerated vesting of his or her outstanding and unvested equity awards with the applicable performance goals (if any) deemed achieved at target levels, if applicable to such executive officer.

The receipt of any severance benefits described in the prior paragraph is subject to the executive officer signing an agreement releasing all claims relating to such employee’s employment with us and agreeing not to disparage us, our directors or our executive officers.

Important Terms

This section makes use of several important terms, which are defined below.

“Severance agreements” collectively refers to the employment agreement with Mr. Ranadivé, the employment agreement with Mr. Bradley and the Change in Control and Severance Plan.

A “change in control” for purposes of the Severance Agreements generally consists of any of the following: (1) a sale of all or substantially all of our assets; (2) any merger, consolidation, or other business combination transaction of TIBCO with or into another corporation, entity, or person, other than a transaction where the holders immediately prior to the transaction continue to hold at least a majority of the voting power or stock of TIBCO; (3) the direct or indirect acquisition by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of TIBCO; (4) a contested election of directors, as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board of Directors; and (5) a dissolution or liquidation of TIBCO.

“Cause” for purposes of the employment agreement with Mr. Ranadivé and the employment agreement with Mr. Bradley generally consists of any of the following: (1) an act of dishonesty or fraud in connection with the performance of his responsibilities to us with the intention that such act result in his substantial personal enrichment; (2) conviction of, or plea of nolo contendere to, a felony; (3) willful failure to perform his duties or responsibilities; or (4) a violation or breach of any fiduciary or contractual duty to us which results in material damage to us or our business.

“Cause” for purposes of the Change in Control and Severance Plan and the transaction bonus generally consists of any of the following: (1) fraud or personal dishonesty in connection with employment at TIBCO that is intended to result in substantial gain or personal enrichment at our expense; (2) conviction of, or a plea of nolo contendere to, a felony; (3) any act of gross misconduct or failure to perform a material component of his or her responsibilities in connection with employment at TIBCO that is materially injurious to us; and (4) continued substantial violations of his or her employment duties after he or she has received written demand for performance from TIBCO.

“Good reason” for purposes of the employment agreement with Mr. Ranadivé and the employment agreement with Mr. Bradley generally consists of any of the following without Mr. Ranadivé’s or Mr. Bradley’s written consent: (1) a material reduction in position or duties other than, with respect to Mr. Ranadivé, removal from the position of Chairman if the Board of Directors decides to separate the roles of our Chief Executive Officer and Chairman; (2) a material reduction in base salary or target annual incentive award unless a reduction also applies to substantially all other executive officers and which reduces the base salary and/or target annual incentive by a percentage reduction that is no greater than 10%; (3) in the case of Mr. Ranadivé only, a material and significant reduction in the aggregate compensation paid to him pursuant to our employee benefits package unless a reduction also applies to substantially all other executive officers and reduces the level of the aggregate value of the employee benefits by a percentage reduction that is no greater than 10%; (4) relocation of his primary place of business for the performance of his duties by more than thirty (30) miles; or (5) in the case of Mr. Bradley only, a material breach of his employment agreement.

“Good Reason” for purposes of the Change in Control and Severance Plan generally consists of any of the following without the executive officer’s written consent: (1) a material reduction in the person’s authority, status or responsibilities if such reduction is imposed without cause; (2) a reduction in base salary unless the base salary of substantially all other employees is reduced; (3) a reduction in certain benefits unless the benefits of substantially all other employees also is reduced; and (4) the relocation of the executive’s principal place of business to a location which is more than 30 miles away.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the merger that will or may become payable to each of our named executive officers in connection with the merger. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the merger is consummated on December 1, 2014, and that the employment of each of the named executive officers was terminated other than for cause or the named executive officer resigned for good reason, in each case on that date. TIBCO’s executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the merger.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the merger. In addition to the assumptions regarding the consummation date of the merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($)		Total ($)
Vivek Ranadivé	5,496,200	14,982,000	35,285	(3)	14,513,485
Murray Rode	2,125,000	5,955,000	35,992	(4)	8,115,992
Jim Johnson	1,350,000	3,000,000	28,051	(4)	4,378,051
William R. Hughes	1,467,500	4,938,312	36,116	(4)	6,441,928
Todd Bradley	1,400,000	9,600,000	29,268	(3)	11,029,268
Murat Sonmez (5)	0	0	0		0
Matthew Langdon (5)	0	0	0		0
Peter Lee (5)	0	0	0		0

(1)	Represents potential cash severance payments under an employment agreement or the Change in Control and Severance Plan, as applicable, and transaction bonus payments.

(2)	Represents unvested in-the-money options, shares of restricted stock, RSUs and, with respect to PRSUs, those that will receive consideration in the merger. Does not include PRSUs already vested under our 2010 Long Term Incentive Plan (“LTIP”), the receipt of which has been deferred but will be paid out on closing and that are described in the table under the caption “Equity Interests of TIBCO’s Executive Officers and Non-Employee Directors.”
(3)	Amount represents reimbursement (based on applicable COBRA costs) for the total applicable premium cost for medical, dental and vision coverage for a 24-month period.
(4)	Amount represents reimbursement for the total applicable premium cost for medical and dental coverage under COBRA for a 15-month period.
(5)	Messrs. Sonmez, Langdon and Lee are former named executive officers of TIBCO and are included pursuant to SEC disclosure rules. Mr. Sonmez resigned effective August 1, 2014; Mr. Langdon resigned effective May 13, 2014; and Mr. Lee resigned effective January 24, 2014. The amounts are based solely upon publicly available data and information still retained by TIBCO.

Equity Interests of TIBCO’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards currently held by each of TIBCO’s executive officers and non-employee directors, in each case that either are currently vested or that will vest in connection with the merger, assuming that the effective time of the merger occurs on December 1, 2014. The table also sets forth the values of these shares and equity awards based on the $24.00 per share merger consideration (minus the applicable exercise price for the options). No new shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the merger.

Equity Interests of TIBCO’s Executive Officers and Non-Employee Directors

Name	Shares Held (#) (1)	Shares Held ($)	Options (#)	Options ($)	2014 PRSUs Held (#) (2)	2104 PRSUs Held ($)	Total ($)
Todd Bradley	400,000	9,600,000					9,600,000
Nanci Caldwell	74,700	1,792,800	100,000	1,783,000			3,575,800
Eric Dunn	163,500	3,924,000	80,000	1,345,600			5,269,600
Manuel Fernandez	22,500	540,000					540,000
Phillip Fernandez	22,500	540,000					540,000
William R. Hughes	370,763	8,898,312			110,000	2,640,000	11,538,312
Peter Job	236,657	5,679,768					5,679,768
James Johnson	50,000	1,200,000			75,000	1,800,000	3,000,000
Thomas Laffey	341,594	8,198,256					8,198,256
Vivek Ranadivé	9,953,827	238,891,848	1,934,918	32,692,026	250,000	6,000,000	277,583,874
Murray Rode	459,799	11,035,176	34,375	573,459	125,000	3,000,000	14,608,635
Rajnish Verma	215,488	5,171,712			75,000	1,800,000	6,971,712
David West	22,500	540,000					540,000
Philip Wood	211,182	5,068,368	80,000	1,345,000			6,413,368
Murat Sonmez (3)	300,000	7,200,000					7,200,000
Matthew Langdon (3)	55,000	1,320,000					1,320,000
Peter Lee (3)	135,000	3,240,000					3,240,000

(1)	Includes shares directly held, PRSUs earned and vested under the 2010 LTIP and other restricted stock units that have been deferred, PRSUs granted in 2011 but not yet vested, and other shares that will be accelerated due to the vesting and settlement of shares of restricted stock and RSUs in connection with the merger as of December 1, 2014.

(2)	Includes only PRSUs granted in 2014 and assumes that such PRSUs will be awarded at the maximum target amount. Excludes 2012 LTIP and 2013 LTIP.
(3)	Messrs. Sonmez, Langdon and Lee are former named executive officers of TIBCO and are included pursuant to SEC disclosure rules. Mr. Sonmez resigned effective August 1, 2014; Mr. Langdon resigned effective May 13, 2014; and Mr. Lee resigned effective January 24, 2014. The amounts are based solely upon publicly available data and information still retained by TIBCO. The amounts reflect PRSUs vested under the 2010 LTIP that have been deferred.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the merger and the related transactions will be approximately $4.8 billion. This amount includes the funds needed to (1) pay stockholders the amounts due under the merger agreement; (2) make payments in respect of our outstanding equity-based awards pursuant to the merger agreement; (3) repay and discharge in full all amounts outstanding pursuant to the terms of our existing credit facilities; (4) repurchase our convertible notes; and (5) pay all fees and expenses payable by Parent and Merger Sub under the merger agreement and Merger Sub’s agreements with its lenders (and related transactions).

Although the obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition, the merger agreement provides that, without Parent’s agreement, the closing of the merger will not occur earlier than the first business day after the expiration of the marketing period, which is the first period of 15 consecutive business days throughout which (1) Parent has received certain financial information from TIBCO necessary to syndicate any debt financing; (2) certain conditions to the consummation of the merger are satisfied; and (3) this proxy statement has been mailed to the stockholders of TIBCO. For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Marketing Period.”

Equity Financing

In connection with the financing of the merger, Parent has entered into an equity commitment letter, dated as of September 27, 2014, with VEPFV, which we refer to as the “equity financing.” The equity commitment letter provides, among other things, that (1) TIBCO is an express third party beneficiary thereof in connection with TIBCO’s exercise of its rights related to specific performance under the merger agreement; and (2) Parent and VEPFV will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights. The equity commitment letter may not be waived, amended or modified except by an instrument in writing signed by Parent, VEPFV and TIBCO.

Debt Financing

Parent has received a debt commitment letter from JPMorgan Chase Bank, N.A., Jefferies Finance LLC and certain of their respective affiliates pursuant to which they have committed to provide Parent with $1,650 million in secured first lien term loans, a $125 million secured first lien revolving credit facility, a $950 million unsecured bridge facility (or up to $950 million senior notes in lieu of all or a portion thereof) and a $300 million secured asset sale bridge facility, which we collectively refer to as the “debt financing.” Subject to the satisfaction of certain customary conditions, the first lien term loans, secured asset sale bridge facility and unsecured bridge facility (or unsecured notes in lieu of all or a portion thereof) will be fully drawn at closing of the merger and used by Parent to pay a portion of the aggregate merger consideration and related fees and expenses.

TIBCO has agreed to use its reasonable best efforts to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing, including participating in meetings, assisting with presentations, furnishing Parent and Merger Sub with the necessary financial information regarding TIBCO and taking all corporate and other actions reasonably requested by Parent to consummate the debt financing. Upon request, Parent will reimburse TIBCO for any documented and reasonable out-of-pocket costs and expenses incurred in connection with TIBCO’s cooperation with obtaining the debt financing.

Limited Guaranty

Pursuant to the limited guaranty, VEPFV has agreed to guarantee the due, punctual and complete payment of all of the liabilities and obligations of Parent or Merger Sub under the merger agreement, including (1) the indemnification obligations of Parent and Merger Sub in connection with any costs and expenses incurred by TIBCO in connection with its cooperation with the arrangement of the debt financing; and (2) the documented and reasonable out-of-pocket costs and expenses incurred by TIBCO in connection with the cooperation of TIBCO with the arrangement of the debt financing. We refer to the obligations set forth in clauses (1) and (2) of the preceding sentence as the “reimbursement obligations,” and to the obligations set forth in the preceding sentence as the “guaranteed obligations.”

VEPFV’s obligations under the limited guaranty are subject to an aggregate cap equal to $275.8 million plus the reimbursement obligations.

Subject to specified exceptions, the limited guaranty will terminate upon the earliest of:

•	immediately following the effective time of the merger and the deposit of the merger consideration with the designated payment agent;

•	the valid termination of the merger agreement by mutual written consent of Parent and TIBCO;

•	the valid termination of the merger agreement by TIBCO in certain circumstances in connection with a superior proposal;

•	the indefeasible payment by VEPFV, Parent or Merger Sub of an amount of the guaranteed obligations equal to the aggregate cap; and

•

one year after the valid termination of the merger agreement in accordance with its terms, other than a termination in the scenarios described in the second and third bullet above (and, if TIBCO has made a claim under the guaranteed obligations prior to such date, the limited guaranty will terminate on date that such claim is finally satisfied or otherwise resolved).

Closing and Effective Time of the Merger

The closing of the merger will take place no later than the first business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under the caption “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. However, if the marketing period (as described under the caption “Proposal 1: Adoption of the Merger Agreement—Marketing Period”) has not ended at the time of the satisfaction or waiver of the conditions set forth in the merger agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), then the closing will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (1) a business day before or during the marketing period as may be specified by Parent on no less than two business days’ prior written notice to TIBCO; and (2) the first business day after the expiration of the marketing period.

Appraisal Rights

If the merger is consummated, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.”

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously are the record holders of such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes TIBCO’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, TIBCO believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the merger agreement;

•	the stockholder must deliver to TIBCO a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•

the stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to TIBCO, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the merger agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of TIBCO’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform TIBCO of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

Attention: Corporate Secretary

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to TIBCO a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence on appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which TIBCO has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although TIBCO believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither TIBCO nor Parent anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of TIBCO and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the effective time of the merger. If no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) holders of shares of common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders that received their shares of common stock in a compensatory transaction;

•	tax consequences to holders who own an equity interest, actually or constructively, in Parent or the surviving corporation following the merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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TIBCO is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock, which we refer to as the “relevant period,” and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

General

TIBCO and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under, or notifications pursuant to, the HSR Act and the competition laws of the European Union.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until TIBCO and VEPFV file a notification and report form with the Federal Trade Commission, which we refer to as the “FTC,” and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ,” under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. TIBCO and VEPFV made the necessary filings with the FTC and the Antitrust Division of the DOJ on October 10, 2014.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

Consummation of the merger is conditioned on approval under, or filing of notices pursuant to, the competition laws of the European Union.

Under Council Regulation (EC) No 139/2004, which we refer to as the “EUMR,” the merger cannot be completed until a notification has been filed with the European Commission and the European Commission has approved the merger under the EUMR. A transaction notifiable under the EUMR may not be completed until the expiration of a 25-working-day waiting period following the party’s filing of the appropriate notification form. TIBCO and VEPFV made the necessary filings under the EMUR on [—], 2014.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Legal Proceedings Regarding the Merger

In connection with the merger agreement and the transactions contemplated thereby, four purported class action lawsuits have been filed. Two complaints, captioned Brian Ford, On Behalf of Himself and All Others Similarly Situated v. TIBCO Software Inc., et al., filed on October 6, 2014, and Bona Tilahun, Individually and On Behalf of All Others Similarly Situated v. TIBCO Software Inc., et al., filed on October 7, 2014, were filed in the Court of Chancery of the State of Delaware. A third complaint, captioned Jeff Cole v. TIBCO Software Inc., et al., filed on October 3, 2014, was filed in the Santa Clara Superior Court, in the State of California and a fourth complaint, captioned Dhruvian Shah, Individually and On Behalf of All Others Similarly Situated v. TIBCO Software Inc., et. al., filed on October 14, 2014, was filed in the Santa Clara Superior Court, in the State of California. In general, each of the complaints asserts that, among other things, the members of the Board of Directors breached their fiduciary duties to stockholders by initiating a process that undervalues TIBCO and by agreeing to a transaction that does not adequately reflect TIBCO’s true value, and that TIBCO, Parent, Merger Sub and VEPFV aided and abetted the Board of Directors’ breaches of fiduciary duties. The complaints generally seek to enjoin the merger or, alternatively, seek rescission of the merger in the event the defendants are able to consummate it.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by TIBCO, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between TIBCO, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of TIBCO, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of TIBCO, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding TIBCO, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding TIBCO and our business.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. This summary is not intended to provide you with any factual information about TIBCO. Any factual disclosures about TIBCO contained in this proxy statement or in TIBCO’s public reports filed with the SEC may supplement, update or modify the representations and warranties made by TIBCO contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by TIBCO, Parent and Merger Sub were qualified and subject to important limitations agreed to by TIBCO, Parent and Merger Sub in negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that, rather than establishing matters as facts, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, as well as allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by TIBCO in connection with the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will be merged with and into TIBCO with TIBCO becoming a wholly owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the effective time of the merger, the surviving corporation will possess all properties, rights, privileges, powers and franchises of TIBCO and Merger Sub, and all of the debts, liabilities and duties of TIBCO and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub at the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified. From and after the effective time of the merger, the officers of Merger Sub at the effective time of the merger will be the officers of the surviving corporation, until their successors are duly appointed. At the effective time of the merger, the certificate of incorporation of TIBCO as the surviving corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, and the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will become the bylaws of the surviving corporation, until thereafter amended.

Closing and Effective Time of the Merger

The closing of the merger will take place no later than the first business day following the satisfaction or waiver of all conditions to closing of the merger (described below under the caption “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the merger) or such other time agreed to in writing by Parent, TIBCO and Merger Sub, except that if the marketing period (described below under the caption “—Marketing Period”) has not ended as of the time described above, the closing of the merger will occur following the satisfaction or waiver of such conditions on the earlier of (1) a business day before or during the marketing period as may be specified by Parent on no less than two business days’ notice to TIBCO; and (2) the first business day after the expiration of the marketing period. Concurrently with the closing of the merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Marketing Period

The marketing period means the first period of 15 consecutive business days throughout which (1) Parent has received certain financial information from TIBCO necessary to syndicate the debt financing; (2) certain conditions to the consummation of the merger are satisfied; and (3) this proxy statement has been mailed to the stockholders of TIBCO. November 27, 2014, and November 28, 2014, will not be deemed a business day for the purpose of the marketing period and, generally speaking, the marketing period must either end prior to December 20, 2014, or commence on or after January 5, 2015.

Notwithstanding the foregoing, the marketing period (1) will end on any earlier date on which the debt financing is obtained; and (2) will not commence and will be deemed not to have commenced if, on or prior to the completion of such period of 15 consecutive business days, TIBCO has announced any intention to restate any financial statements or financial information included in the required financing information or that any such restatement is under consideration or may be a possibility, in which case the marketing period will be deemed not to commence unless and until such restatement has been completed and the applicable required financing information has been amended or TIBCO has announced that it has concluded that no restatement will be required.

The required financing information referenced above consists of: (1) all financial statements, financial data, audit reports and other information regarding TIBCO and its subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering on a registration statement on Form S-1 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” of non-convertible debt securities of TIBCO (including all audited financial statements (which, for the avoidance of doubt, shall include audited financial statements for and as of the fiscal year ended November 30, 2014, if the marketing period would include January 12, 2015, or such period commences after January 12, 2015) and all unaudited financial statements (which shall have been reviewed by the independent accountants as provided in Statement on Auditing Standards No. 100)); and (2) such other pertinent and customary information, subject to certain exclusions, regarding TIBCO and its subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act or otherwise necessary to receive from TIBCO’s independent accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in lieu of any portion of the debt financing, with respect to the financial information to be included in such offering memorandum.

Merger Consideration

Common Stock

At the effective time of the merger, each outstanding share of common stock (other than shares owned by (1) TIBCO in treasury; (2) Parent or Merger Sub; (3) any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (4) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the per share merger consideration (which is $24.00 per share, without interest and less any applicable withholding taxes). All shares converted into the right to receive the merger consideration will automatically be cancelled at the effective time of the merger.

Outstanding Equity Awards and Performance-Based Restricted Stock Unit Awards

The merger agreement provides that TIBCO’s equity awards and PRSUs that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

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Options. Each outstanding option to purchase shares of common stock, whether or not vested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such option as of the effective time of the merger; and (2) the amount, if any, by which $24.00 exceeds the exercise price per share of common stock underlying such stock option. Each option with an exercise price per share equal to or greater than $24.00 per share will be cancelled without consideration

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Restricted Stock Awards and Restricted Stock Units. The vesting conditions or restrictions applicable to each RSU and each share of restricted stock will lapse and each such RSU or share of restricted stock will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of restricted stock or common stock subject to such RSU, as applicable, as of the effective time of the merger; and (2) $24.00.

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Performance-Based Restricted Stock Unit Awards. Each PRSU will be treated in accordance with the grant documents. In addition, there will be no further acceleration or eligibility to vest triggered by, or resulting from, the merger, and each PRSU whose performance criteria has not been satisfied will be terminated without consideration immediately prior to the effective time of the merger. For those PRSUs that are not terminated for no consideration, the vesting conditions or restrictions applicable to each such PRSU will lapse and each such PRSU will be converted into the right to receive an amount in cash (without interest and subject to any applicable withholding or other taxes, or other amounts as required by law) equal to the product of (1) the total number of shares of common stock subject to such PRSU as of the effective time of the merger; and (2) $24.00. With respect to outstanding PRSUs, only those granted in fiscal year (1) 2010 that are currently vested but deferred; (2) 2011 that are earned but unvested; and (3) 2014 will receive any payment in connection with the merger.

Exchange and Payment Procedures

Prior to the closing of the merger, Parent will designate a bank or trust company reasonably satisfactory to TIBCO, which we refer to as the “payment agent,” to make payments of the merger consideration to stockholders. At or prior to the effective time of the merger, Parent will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate per share merger consideration to stockholders.

Promptly following the effective time of the merger (and in any event within three business days), the payment agent will send to each holder of record of shares of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock; and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent, upon demand, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent as general creditor for payment of the per share merger consideration. Any cash deposited with the payment agent that remains unclaimed two years following the effective time of the merger will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled thereto.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent or the payment agent, deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of TIBCO, Parent and Merger Sub.

Some of the representations and warranties in the merger agreement made by TIBCO are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to TIBCO, any change, event, violation, inaccuracy, effect or circumstance that, individually or in the aggregate have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (1) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of TIBCO and its subsidiaries, taken as a whole; or (2) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger, except that, with respect to clause (1) only, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such change, event, violation, inaccuracy, effect or circumstance has had a materially disproportionate adverse effect on TIBCO relative to other companies of a similar size operating in the industries in which TIBCO and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such change, event, violation, inaccuracy, effect or circumstance has had a materially disproportionate adverse effect on TIBCO relative to other companies of a similar size operating in the industries in which TIBCO and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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changes in conditions in the industries in which TIBCO and its subsidiaries conduct business, including changes in conditions in the software industry generally (except to the extent that such change, event, violation, inaccuracy, effect or circumstance has had a materially disproportionate adverse effect on TIBCO relative to other companies of a similar size operating in the industries in which TIBCO and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such change, event, violation, inaccuracy, effect or circumstance has had a materially disproportionate adverse effect on TIBCO relative to other companies of similar size operating in the industries in which TIBCO and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such change, event, violation, inaccuracy, effect or circumstance has had a materially disproportionate adverse effect on TIBCO relative to other companies of similar size operating in the industries in which TIBCO and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such change, event, violation, inaccuracy, effect or circumstance has had a materially disproportionate adverse effect on TIBCO relative to other companies of similar size operating in the industries in which TIBCO and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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any change, event, violation, inaccuracy, effect or circumstance resulting from the announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of TIBCO and its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person (other than for purposes of certain representations and warranties concerning conflicts due to the performance of the merger agreement);

•	the compliance by Parent, Merger Sub or TIBCO with the terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the merger agreement;

•	any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the merger agreement;

•	changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing);

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changes in the price or trading volume of our common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

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any failure, in and of itself, by TIBCO and its subsidiaries to meet (1) any public estimates or expectations of TIBCO’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

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any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of TIBCO (on their own behalf or on behalf of TIBCO) against TIBCO, any of its executive officers or other employees or any member of the Board of Directors arising out of the merger or any other transaction contemplated by the merger agreement.

In the merger agreement, TIBCO has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to TIBCO and its subsidiaries;

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TIBCO’s corporate power and authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, TIBCO’s organizational documents and TIBCO’s contracts;

•	the organizational documents of TIBCO and specified subsidiaries;

•	the necessary approval of the Board of Directors;

•	the rendering of Goldman Sachs’ fairness opinion to the Board of Directors and the Special Committee;

•	the inapplicability of anti-takeover statutes to the merger;

•	the necessary vote of stockholders in connection with the merger agreement;

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the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to TIBCO or its subsidiaries or the resulting creation of any lien upon TIBCO’s assets due to the performance of the merger agreement;

•	required consents, approvals and regulatory filings in connection with the merger agreement and performance thereof;

•	the capital structure of TIBCO as well as the ownership and capital structure of its subsidiaries;

•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into common stock of TIBCO or any of TIBCO’s subsidiaries;

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the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of TIBCO’s securities;

•	the accuracy and required filings of TIBCO’s and its subsidiaries’ SEC filings and financial statements;

•	TIBCO’s disclosure controls and procedures;

•	TIBCO’s internal accounting controls and procedures;

•	TIBCO’s and its subsidiaries’ indebtedness;

•	the absence of specified undisclosed liabilities;

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the conduct of the business of TIBCO and its subsidiaries in the ordinary course consistent with past practice and the absence of any change, event, development or state of circumstances that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, in each case since June 1, 2014;

•	the existence and enforceability of specified categories of TIBCO’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property owned, leased or subleased by TIBCO and its subsidiaries;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	TIBCO’s compliance with laws and possession of necessary permits;

•	litigation matters;

•	insurance matters;

•	absence of any transactions, relations or understandings between TIBCO or any of its subsidiaries and any affiliate or related person;

•	payment of fees to brokers in connection with the merger agreement; and

•	export controls matters and compliance with the Foreign Corrupt Practices Act.

In the merger agreement, Parent and Merger Sub have made customary representations and warranties to TIBCO that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub and availability of these documents;

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Parent’s and Merger Sub’s corporate authority to enter into and perform the merger agreement, the enforceability of the merger agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

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the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s assets due to the performance of the merger agreement;

•	required consents and regulatory filings in connection with the merger agreement;

•	the absence of litigation, orders and investigations;

•	ownership of capital stock of TIBCO;

•	payment of fees to brokers in connection with the merger agreement;

•	operations of Parent and Merger Sub;

•	the absence of any required consent of holders of voting interests in Parent or Merger Sub;

•	delivery and enforceability of the limited guaranty;

•	matters with respect to Parent’s financing and sufficiency of funds;

•	the absence of agreements between Parent and members of the Board of Directors or TIBCO management;

•	the absence of any stockholder or management arrangements related to the merger;

•	the solvency of Parent and the surviving corporation following the consummation of the merger and the transactions contemplated by the merger agreement;

•	the absence of ownership interests in, or negotiations with, competitors of TIBCO; and

•	the exclusivity and terms of the representations and warranties made by TIBCO.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except as (1) expressly contemplated by the merger agreement; (2) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (3) as disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the signing of the merger agreement and the effective time of the merger, TIBCO will, and will cause each of its subsidiaries to:

•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the merger agreement, conduct its business and operations in the ordinary course of business; and

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use its reasonable best efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, and to preserve its present relationships with customers, suppliers and other persons with which it has material business relationships

In addition, TIBCO has also agreed that, except as (1) expressly contemplated by the merger agreement; (2) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (3) as disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the signing of the merger agreement and the effective time of the merger, TIBCO will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of TIBCO or any of its subsidiaries;

•	liquidate, dissolve or reorganize;

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issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of TIBCO or any of its subsidiaries;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of TIBCO or any of its subsidiaries;

•	declare, set aside or pay any dividend or other distribution;

•	incur, assume or suffer any indebtedness or issue any debt securities;

•	increase the compensation payable or to become payable or benefits or other similar arrangements provided to directors, officers or employees of TIBCO or its subsidiaries;

•	effect certain layoffs without complying with applicable laws;

•	settle litigation involving TIBCO;

•	change accounting practices;

•	change tax elections or settle any tax claims;

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make capital expenditures in excess of $1 million, other than to the extent that such capital expenditures are otherwise reflected in TIBCO’s capital expenditure budget, as previously disclosed to Parent;

•	make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements;

•	enter into any collective bargaining agreement;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	enter into agreements to do any of the foregoing.

No Solicitation of Other Offers

From the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, TIBCO has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

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solicit, initiate, propose or induce or knowingly encourage, facilitate or assist any inquiries regarding any proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal (as defined below);

•	engage in discussions or negotiations regarding, or provide any non-public information to, any person relating to, or that would reasonably be expected to lead to, an acquisition proposal;

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furnish to any person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to TIBCO or any of its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of TIBCO or any of its subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal; or

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction (as defined below), other than certain permitted confidentiality agreements.

In addition, TIBCO has agreed to request the prompt return or destruction of all non-public information concerning TIBCO or its subsidiaries furnished to any person with whom a confidentiality agreement was entered into at any time within the three month period immediately preceding the date of on which the merger agreement was executed and will cease providing any further information with respect to TIBCO or any acquisition proposal to any such persons or their respective representatives and will terminate all access granted to any such persons or their respective representatives to any physical or electronic data room.

Notwithstanding the restriction described above, prior to the adoption of the merger agreement by TIBCO’s stockholders, TIBCO may provide information to, and engage or participate in negotiations or substantive discussions with, a person regarding an acquisition proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a superior proposal or is reasonably likely to lead to a superior proposal.

For purposes of this proxy statement and the merger agreement:

“Acquisition proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an acquisition transaction.

“Acquisition transaction” means any transaction or series of related transactions (other than the merger) involving:

(1) any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons, whether from TIBCO or any other person(s), of securities representing more than 15% of the total outstanding voting power of TIBCO after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding voting power of TIBCO after giving effect to the consummation of such tender or exchange offer;

(2) any direct or indirect purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of TIBCO and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(3) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving TIBCO pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold securities representing more than 15% of the total outstanding voting power of TIBCO outstanding after giving effect to the consummation of such transaction.

“Superior proposal” means any bona fide written acquisition proposal for an acquisition transaction on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the person making the proposal and other aspects of the acquisition proposal that the Board of Directors (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to TIBCO’s stockholders (in their capacity as such) than the merger (taking into account any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “acquisition proposal” in this definition, all references to “15%” in the definition of “acquisition transaction” will be deemed to be references to “50%.”

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of common stock vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Board of Directors will not effect a company board recommendation change except as described below.

Prior to the adoption of the merger agreement by stockholders, the Board of Directors may not (with any action described in the following being referred to as a “company board recommendation change”):

•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the TIBCO recommendation in a manner adverse to Parent in any material respect;

•	adopt, approve, endorse, recommend or otherwise declare advisable an acquisition proposal;

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fail to publicly reaffirm the TIBCO recommendation within ten business days after Parent so requests in writing (it being understood that TIBCO will have no obligation to make such reaffirmation on more than three separate occasions);

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take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to TIBCO’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Board of Directors (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until the close of business on the tenth business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement); or

•	fail to include the TIBCO recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by stockholders, the Board of Directors may effect a company board recommendation change other than in connection with a bona fide acquisition proposal, in response to and terminate the merger agreement if (1) there has been an intervening event (as defined below); or (2) TIBCO has received a bona fide acquisition proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, in each case, to the extent a failure to effect a company board recommendation change would be inconsistent with the Board of Director’s fiduciary obligations under applicable law.

The Board of Directors may only effect a Board of Directors recommendation change for an intervening event if:

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TIBCO has provided prior written notice to Parent at least two business days in advance to the effect that the Board of Directors (or a committee thereof) has (1) so determined; and (2) resolved to effect a company board recommendation change pursuant to merger agreement, which notice must specify the applicable intervening event in reasonable detail; and

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prior to effecting such company board recommendation change, TIBCO and its representatives, during such two business day period, must have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that the Board of Directors (or a committee thereof) no longer determines that the failure to make a company board recommendation change in response to such intervening event would be inconsistent with its fiduciary obligations pursuant to applicable law; and (2) permitted Parent and its representatives to make a presentation to the Board of Directors regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation).

In addition, the Board of Directors may only effect a company board recommendation change in response to a bona fide acquisition proposal that the Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal if:

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the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law;

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TIBCO has provided prior written notice to Parent at least two business days in advance to the effect that the Board of Directors (or a committee thereof) has (1) received a bona fide acquisition proposal that has not been withdrawn; (2) concluded in good faith that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect a company board recommendation change or to terminate the merger agreement absent any revision to the terms and conditions of the merger agreement, which notice will specify the basis for such company board recommendation change or termination, including the identity of the person of “group” of persons making such acquisition proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or “group” of persons that was in effect on the date of the merger agreement), the material terms thereof and copies of all relevant documents relating to such acquisition proposal; and

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prior to effecting such company board recommendation change or termination, TIBCO and its representatives, during the two business day notice period describe above, has (1) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal; and (2) permitted Parent and its representatives to make a presentation to the Board of Directors regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation);

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in the event of any termination of the merger agreement in order to cause or permit TIBCO or any of its subsidiaries to enter into an acquisition agreement with respect to such acquisition proposal, TIBCO has validly terminated the merger agreement in accordance with the terms of the merger agreement, including paying to Parent a termination fee of $116.7 million; and

•	TIBCO has otherwise complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal.

For purposes of this proxy statement and the merger agreement, an “intervening event” means any positive material event or development or material change in circumstances with respect to TIBCO (other than in connection with a bona fide acquisition proposal that constitutes a superior proposal) that was (1) not actually known to, or reasonably expected by, the Board of Directors as of the date on which the merger agreement was executed; or (2) does not relate to (a) any acquisition proposal; or (b) the mere fact, in and of itself, that TIBCO meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of our common stock or the credit rating TIBCO (it being understood that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account).

Employee Benefits

Parent has agreed to cause the surviving corporation to honor the terms of TIBCO’s benefit plans. For a period of one year following the effective time of the merger, all continuing employees will be provided annual base salaries or wages, target incentive compensation opportunities and benefits (other than equity-based benefits and individual employment agreements) that are, in each case, substantially comparable in the aggregate to the employee benefits in effect at TIBCO immediately prior to the effective time of the merger. For any eligible employee whose employment is terminated on or before the first anniversary of the merger, Parent will provide severance payments and benefits that, taken as a whole, are substantially comparable in the aggregate to those that would have been provided by TIBCO before the merger (other than employees who otherwise have rights under any employment agreement or change in control plan arrangement). Parent has agreed to cause TIBCO to honor its obligations under each executive employment agreement and change in control plan arrangement following the merger in accordance with its terms as in effect immediately prior to the merger.

The surviving corporation will grant any continuing employee credit for all service with TIBCO prior to the effective time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement). However, such service need not be credited to the extent that it would result in duplication of coverage or benefits.

Efforts to Close the Merger

Under the merger agreement, Parent, Merger Sub and TIBCO agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the merger.

Indemnification and Insurance

The merger agreement provides that all existing rights to exculpation, indemnification and the advancement of expenses for acts or omissions occurring at or prior to the effective time of the merger existing as of the signing of the merger agreement in favor of the current or former directors, officers or employees of TIBCO or TIBCO’s subsidiaries (in each case, as provided in the respective organizational documents of TIBCO or such subsidiary) or in any indemnification agreement between TIBCO or any of its subsidiaries, on the one hand, and the current or former directors, officers or employees of TIBCO or TIBCO’s subsidiaries, on the other hand, as in effect on the date on which the merger agreement was signed, will survive the merger and will continue in full force and effect for a period of six years from the effective time of the merger, in each case, except as otherwise required by applicable law.

In addition, the merger agreement provides that, during the six year period commencing at the effective time of the merger, the surviving corporation will (and Parent must cause the surviving corporation to) indemnify and hold harmless each current or former director, officer or employee of TIBCO or TIBCO’s subsidiaries, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of TIBCO or TIBCO’s subsidiaries or other affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the effective time of the merger; and (2) the merger, as well as any actions taken by TIBCO, Parent or Merger Sub with respect thereto. The merger agreement also provides that the surviving corporation will (and Parent must cause the surviving corporation to) advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, without limiting the foregoing, unless TIBCO has purchased a “tail” policy prior to the effective time of the merger (which TIBCO may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid), the merger agreement requires Parent to cause the surviving corporation to maintain, on terms no less advantageous to the indemnified parties, TIBCO’s directors’ and officers’ insurance policies for a period of at least six years commencing at the effective time of the merger. Neither Parent nor the surviving corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by TIBCO, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the surviving corporation to obtain the greatest coverage available for a cost equal to such amount.

For more information, please refer to the section of this proxy statement captioned “The Merger—Interests of TIBCO’s Directors and Executive Officers in the Merger.”

Other Covenants

Stockholders Meeting

TIBCO has agreed to take all necessary action (in accordance with applicable law and TIBCO’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold a special meeting of the stockholders as promptly as reasonably practicable after the date of the merger agreement for the purpose of voting upon the adoption of the merger agreement, and approval of the merger.

Stockholder Litigation

TIBCO will (1) provide Parent with prompt notice of all stockholder litigation relating to the merger agreement; (2) keep Parent reasonably informed with respect to status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) will consult with Parent with respect to the defense, settlement or prosecution of such litigation. TIBCO may not settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and TIBCO, on the other hand, to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the merger agreement by the requisite affirmative vote of stockholders;

•	the (1) expiration or termination of the applicable waiting period under the HSR Act; and (2) the approval or clearance of the merger by the European Commission; and

•	the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

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the representations and warranties of TIBCO relating to organization, good standing, corporate power, enforceability, anti-takeover laws, certain aspects of TIBCO’s capitalization, brokers and the absence of any Company Material Adverse Effect being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), unless any such representations or warranties are qualified by Company Material Adverse Effect or other materiality qualifications, in which case, such representations and warranties shall have been true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the date on which the closing occurs as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date);

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the representations and warranties of TIBCO relating to certain aspects of TIBCO’s capitalization being true and correct in all respects as of the date on which the closing occurs (in each case (1) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (2) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to TIBCO, Parent and their affiliates, individually or in the aggregate, that is more than $10 million;

•

the other representations and warranties of TIBCO set forth elsewhere in the merger agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect;

•	TIBCO having performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement and complied with by TIBCO;

•

the receipt by Parent and Merger Sub of a certificate of TIBCO, validly executed for and on behalf of TIBCO and in its name by a duly authorized executive officer thereof, certifying that the conditions set described the preceding four bullets have been satisfied; and

•	the absence of any Company Material Adverse Effect having occurred after the date of merger agreement that is continuing as of the effective time of the merger.

In addition, the obligation of TIBCO to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the merger agreement being true and correct on and as of the date on which the closing occurs with the same force and effect as if made on and as of such date, except for (1) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the merger agreement; and (2) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the merger agreement;

•

Parent and Merger Sub having performed and complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by Parent or Merger Sub at or prior to the effective time of the merger; and

•

the receipt by TIBCO of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by stockholders, in the following ways:

•	by mutual written agreement of TIBCO and Parent;

•	by either TIBCO or Parent if:

•

prior to the effective time of the merger, (1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger and has become final and non-appealable; or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger (except that the right to terminate will not be available to either party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statue, rule, regulation or order);

•

the merger has not been consummated by 11:59 p.m., Pacific time, on March 27, 2015, which we refer to as the “termination date” (except that the right to terminate the merger agreement as a result of the occurrence of the termination date will not be available to any party if the failure of such party to perform or comply with its obligations under the merger agreement has been the primary cause or primarily resulted in the failure of the closing of the merger to have occurred on or before such date); or

•	stockholders fail to adopt the merger agreement at the special meeting or any adjournment or postponement thereof;

•	by TIBCO if:

•

Parent or Merger Sub has breached or failed perform any of its respective representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 45 calendar days following TIBCO’s delivery of written notice of such breach (except that TIBCO will not have the right to terminate the merger agreement if TIBCO is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement); or

•

prior to the adoption of the merger agreement by stockholders and so long as TIBCO is not then in material breach of its obligations related to acquisition proposals and superior proposals, in order to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, subject to TIBCO paying to Parent a termination fee of $116.7 million; and

•	by Parent if:

•

TIBCO has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 45 calendar days following Parent’s delivery of written notice of such breach (except that Parent will not have the right to terminate the merger agreement if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement); or

•

prior to the adoption of the merger agreement by the stockholders, the Board of Directors effects a company board recommendation change (except that such right to terminate will expire at 5:00 p.m., Pacific time, on the 10th business day following that company board recommendation change).

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability for any willful and material breach of the merger agreement. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between an affiliate of Vista and TIBCO or the limited guaranty, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fee

If the merger agreement is terminated in specified circumstances, TIBCO has agreed to pay Parent a termination fee of $116.7 million.

Parent will be entitled to receive the termination fee from TIBCO if the merger agreement is terminated:

•

(1) (a) by either Parent or TIBCO because (i) the merger closing has not occurred by the termination date; or (ii) the stockholders fail to adopt the merger agreement; or (b) by Parent because TIBCO has materially breached its representations, warranties, covenants or agreements in the merger agreement; (2) any person has made (since the date of the merger agreement and prior to its termination) an acquisition proposal that is not withdrawn or otherwise abandoned; and (3) TIBCO enters into an agreement relating to, or consummates, an acquisition transaction within 12 months of such termination (provided that, for purposes of the termination fee, all references to “15%” in the definition of “acquisition transaction” are deemed to be references to “50%”);

•

by Parent, because the Board of Directors has effected a company board recommendation change (which termination must occur by 5:00 p.m., Pacific time, on the 10th business day following the date on which such right to terminate first arose); or

•	by TIBCO, to enter into an definitive agreement with respect to a superior proposal.

Specific Performance

Parent, Merger Sub and TIBCO are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity. In addition, TIBCO is also entitled to seek an injunction, specific performance or other equitable relief to cause the equity financing to be funded on the terms and subject to the conditions set forth in the equity commitment letter.

Limitations of Liability

The maximum aggregate liability of Parent and Merger Sub for breaches under the merger agreement, the limited guaranty or the equity commitment letter will not exceed, in the aggregate for all such breaches, an amount equal to $275.8 million plus the reimbursement obligations. The maximum aggregate liability of TIBCO for breaches under the merger agreement (taking into account the payment of the termination fee, if applicable) will not exceed $116.7 million in the aggregate for all such breaches and any indemnification. Notwithstanding such limitations of liability, Parent, Merger Sub and TIBCO will be entitled to an injunction, specific performance or other equitable relief as provided in the merger agreement.

Fees and Expenses

Except in specified circumstances, whether or not the merger is completed, TIBCO, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Amendment

The merger agreement may be amended in writing at any time before or after adoption of the merger agreement by stockholders. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The merger agreement is governed by Delaware law.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including solicitation proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present or otherwise at the discretion of the chairman of the special meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of TIBCO’s Directors and Executive Officers in the Merger—Payments Upon Termination Following Change-in-Control.”

We are asking stockholders to indicate their approval of the various compensation that will or may become payable by TIBCO to our named executive officers in connection with the merger. These payments are set forth in the section captioned “The Merger—Interests of TIBCO’s Directors and Executive Officers of in the Merger—Payments Upon Termination Following Change-in-Control” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of TIBCO’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of TIBCO Software Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to TIBCO’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of TIBCO’s Directors and Executive Officers in the Merger—Payments Upon Termination Following Change-in-Control” in TIBCO’s proxy statement for the special meeting.”

Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on TIBCO, the Board of Directors or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NASDAQ under the symbol “TIBX.” As of [—], 2014, there were [—] shares of common stock outstanding, held by approximately [—] stockholders of record. We have never declared or paid any cash dividends on our common stock.

The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High		Low
Fiscal Year 2014—Quarter Ended
November 30 (through [—], 2014)	$	[—]	$	[—]
August 31		21.64		18.20
June 1		22.81		18.65
March 2		24.90		20.39
Fiscal Year 2013—Quarter Ended
November 30		$27.15		$22.71
September 1		25.76		19.92
June 2		24.02		18.18
March 3		25.44		18.95
Fiscal Year 2012—Quarter Ended
November 30		$32.95		$23.58
September 2		30.78		25.00
June 3		34.67		25.26
March 4		29.95		20.04

On [—], 2014, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $[—] per share. You are encouraged to obtain current market quotations for our common stock.

Following the merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of October 3, 2014, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of common stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of October 3, 2014, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304. The percentages in the table below are based on 163,738,591 shares of common stock outstanding as of October 3, 2014. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
BlackRock, Inc.(1)	18,839,952	11.6%
Eminence Capital, LP (2)	8,814,760	5.4%
The Vanguard Group (3)	8,303,873	5.1%

(1)	Based on a Schedule 13G/A filed with the SEC on January 10, 2014, by Blackrock, Inc. (“Blackrock”). Blackrock is the reported beneficial owner of all of the reported shares, has sole dispositive power over all such shares and sole voting power over 17,975,300 of such shares. Blackrock’s address is 40 East 52nd Street, New York, NY 10022.
(2)	Based on a Schedule 13G jointly filed with the SEC on October 9, 2014, by Eminence Capital, LP (“Eminence”), Eminence GP, LLC and Ricky C. Sandler. Eminence is a reported beneficial owner of all of the reported shares, and has shared voting power and shared dispositive power over all such shares. Eminence GP, LLC is a reported beneficial owner with respect to 8,398,459 of the reported shares, and has shared voting power and shared dispositive power over 8,398,459 shares. Ricky C. Sandler is a reported beneficial owner of all of the reported shares, and has shared voting power and shared dispositive power over all such shares. The address for Eminence, Eminence GP, LLC and Ricky C. Sandler is 65 East 55th Street, 25th Floor, New York, NY 10022.
(3)	Based on a Schedule 13G filed with the SEC on February 13, 2014, by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of all of the reported shares, and has sole voting power over 95,105 shares, sole dispositive power over 8,216,868 and shared dispositive power over 87,005 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

Name	Number of Shares Beneficially Owned (1)(2)	Percentage Beneficially Owned (3)
Vivek Y. Ranadivé (4)	11,368,953	6.85%
Todd Bradley	400,000	*
Nanci E. Caldwell (5)	162,200	*
Eric C.W. Dunn (6)	231,000	*
Jim Johnson	50,000	*
Peter J. Job	224,157	*
David J. West	0	*
Philip K. Wood (7)	278,682	*
Murray Rode (8)	241,248	*
Phil Fernandez	0	*
Tom Laffey (9)	106,421	*
William R. Hughes (10)	128,500	*
Rajnish Verma (11)	146,686	*
Manuel Fernandez	0	*
All current directors and executive officers as a group (12)	13,337,847	8.02%

*	Less than 1%
(1)	For directors and executive officers, this column includes, where applicable, unvested restricted stock, certain vested restricted stock units issued under our 2008 Equity Incentive Plan and our TIBCO Software Inc. 2009 Deferred Compensation Plan that have been deferred and any restricted stock units under such plans that vest within 60 days of October 3, 2014, but does not include the PRSUs earned and vested under the 2010 LTIP that have been deferred or the PRSUs earned in 2011 that have not yet vested.
(2)	The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated include, where applicable, shares underlying stock options exercisable within 60 days of October 3, 2014.
(3)	For purposes of calculating the Percentage Ownership, shares that the person or entity had a right to acquire within 60 days of October 3, 2014 are deemed to be outstanding when calculating the Percentage Ownership of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percentage Ownership of any other person or entity.
(4)	Includes 2,350,000 shares owned by various trusts for the benefit of Mr. Ranadivé’s children and descendants. Mr. Ranadivé is a co-trustee of the trusts and disclaims beneficial ownership of all shares held by the trusts. Includes 2,158,876 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(5)	Includes 34,000 shares related to restricted stock units for which Ms. Caldwell has deferred receipt until her service end date with us. Includes 100,000 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(6)	Includes 54,000 shares related to restricted stock units for which Mr. Dunn has deferred receipt until (i) his service end date with us with respect to 37,000 shares and (ii) January 2015 with respect to 17,000 shares. Includes 80,000 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(7)	Does not include 51,000 shares related to restricted stock units for which Mr. Wood has deferred receipt until (i) December 2015 with respect to 17,000 shares, (ii) December 2016 with respect to 17,000 shares and (iii) October 2017 with respect to 17,000 shares as, under the tax rules of the United Kingdom, Mr. Wood will not have voting rights on such shares until the deferral date is reached. Includes 80,000 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(8)	Includes 2,999 shares of common stock owned by Mr. Rode’s spouse and 11,818 shares owned by a trust for the benefit of Mr. Rode and his family. Mr. Rode is a co-trustee of the trust. Includes 101,563 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(9)	Includes 46,285 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(10)	Includes 46,285 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(11)	Includes 11,198 shares subject to options that have vested or will vest within 60 days of October 3, 2014.
(12)	Includes all shares described in the notes above. Includes 88,000 shares related to restricted stock units for which Ms. Caldwell and Mr. Dunn, collectively, have deferred receipt. Includes 2,624,207 shares subject to options that have vested or will vest within 60 days of October 3, 2014.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of TIBCO. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

TIBCO will hold an annual meeting in 2015 only if the merger has not already been completed.

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2015, if held, must be received by us at our offices at 3303 Hillview Avenue, Palo Alto, CA 94304, Attention: Corporate Secretary, by November 5, 2014 and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholders may only present a matter from the floor for consideration at our annual meeting in 2015, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to or mailed and received by the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Our bylaws specify the information with respect to making stockholder proposals that is required to be included in the written notice that must be provided to our Corporate Secretary. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Additionally, a copy of our bylaws is available on our website at www.tibco.com under “About Us—Investor Information—Corporate Governance.”

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following TIBCO filings with the SEC are incorporated by reference:

•	TIBCO’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013;

•	TIBCO’s Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2014, June 1, 2014 and March 2, 2014; and

•

TIBCO’s Current Reports on Form 8-K filed on September 29, 2014, September 3, 2014, August 1, 2014, July 1, 2014, June 27, 2014, June 24, 2014, June 23, 2014, May 13, 2014, April 4, 2014, March 14, 2014, March 4, 2014 and March 3, 2014.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

TIBCO Software Inc.

Attention: Corporate Secretary

3303 Hillview Avenue

Palo Alto, CA 94304

If you would like to request documents from us, please do so as soon as possible, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Information section of our website, www.tibco.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Call toll-free: (877) 800-5185

MISCELLANEOUS

TIBCO has supplied all information relating to TIBCO, and Parent has supplied, and TIBCO has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [—], 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

BALBOA INTERMEDIATE HOLDINGS, LLC,

BALBOA MERGER SUB, INC.

and

TIBCO SOFTWARE INC.

Dated as of September 27, 2014

(Continued)

(Continued)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 27, 2014, by and among Balboa Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), Balboa Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and TIBCO Software Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL.

B. Each of the board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guaranty (the “Guaranty”) from Vista Equity Partners V, L.P., a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.

D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal). If the confidentiality provisions of such Acceptable Confidentiality Agreement are less restrictive in the aggregate to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement, then, notwithstanding the foregoing, such agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the confidentiality provisions of the Confidentiality Agreement as restrictive in the aggregate as the confidentiality agreement signed by such counterparty.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 15% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of November 30, 2013 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended November 30, 2013.

(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of San Francisco is closed.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Company Board” means the Board of Directors of the Company.

(j) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(k) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(l) “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

(m) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (B) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger; provided, however, that, with respect to clause (A) only, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the

Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vii) any Effect resulting from the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Section 3.5);

(viii) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing);

(xi) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii) the availability or cost of equity, debt or other financing to Parent or Merger Sub; and

(xiv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement.

(n) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Stock Plans.

(o) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(p) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

(q) “Company Stock Plans” means the compensatory equity plans set forth in Section 1.1(q) of the Company Disclosure Letter that provide for the issuance of any Company Options or Company Stock-Based Awards.

(r) “Company Stock-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Stock Plans or Employee Plans (including performance shares, performance-based units, market stock units, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options. For the avoidance of doubt and notwithstanding the terms of any restricted stock unit award agreement, all restricted stock units, whether vested or unvested, will be treated as Company Stock-Based Awards for all purposes of this Section 1.1(r) and will be subject to the treatment provided pursuant to Section 2.8(a) to the extent outstanding as of immediately prior to the Effective Time.

(s) “Company Stockholders” means the holders of shares of Company Capital Stock.

(t) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(u) “Contract” means any written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(v) “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 19, 2011, by and among the Company, TIBCO International Holdings, B.V., as Designated Borrower, each of the lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., as Syndication Agent, and Union Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, as amended by the First Amendment to Credit Agreement, dated as of May 31, 2012.

(w) “DOJ” means the United States Department of Justice or any successor thereto.

(x) “Environmental Law” means any applicable law or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(y) “ERISA” means the Employee Retirement Income Security Act of 1974.

(z) “Exchange Act” means the Securities Exchange Act of 1934.

(aa) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(bb) “Financing Sources” means the Persons (if any) that have committed to provide the Debt Financing in connection with the Merger and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns.

(cc) “FTC” means the United States Federal Trade Commission or any successor thereto.

(dd) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ee) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(ff) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

(gg) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(hh) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities related to the deferred purchase price of property or services other than those trade payables incurred in the ordinary course of business; (v) liabilities arising from cash/book overdrafts; (vi) liabilities pursuant to capitalized leases; (vii) liabilities pursuant to conditional sale or other title retention agreements; (viii) liabilities with respect to vendor advances or any other advances; (ix) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (x) deferred purchase price liabilities related to past acquisitions; (xi) liabilities with respect to deferred compensation for services; (xii) liabilities or obligations for severance, change of control payments, stay bonuses, retention bonuses, success bonuses and other bonuses and similar liabilities; (xiii) liabilities arising in connection with earnouts or other contingent payment obligations; (xiv) liabilities arising from any breach of any of the foregoing; and (xv) indebtedness of others guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries.

(ii) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets and confidential information; and (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(jj) “IRS” means the United States Internal Revenue Service or any successor thereto.

(kk) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving Intellectual Property, Knowledge does not require the Company, or any of its directors, officer or employees, to have conducted or have obtained any freedom-to-operate opinions or any Patent, Trademark or other Intellectual Property clearance searches, and if not conducted or obtained, no knowledge of any third Person Patents, Trademarks or other Intellectual Property that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(ll) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, investigation (to the Knowledge of the Company, as used in relation to the Company) or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(mm) “Marketing Period” means the first period of 15 consecutive Business Days commencing after the date of this Agreement and throughout which (a) Parent has the Required Financing Information, (b) all conditions set forth in Article VII have been satisfied (other than Section 7.1(a) and other than those conditions that by their nature can only be satisfied at the Closing) and (c) the definitive Proxy Statement has been mailed to the Company Stockholders, except that (i) November 27, 2014 and November 28, 2014 will not constitute “Business Days;” and (ii) such 15 Business Day period will either end prior to December 20, 2014, or commence on or after January 5, 2015. Notwithstanding the foregoing, (A) the Marketing Period will end on any earlier date on which the Debt Financing is obtained; and (B) the “Marketing Period” will not commence and will be deemed not to have commenced if, on or prior to the completion of such consecutive 15 Business Day period, the Company has announced any intention to restate any financial statements or financial information included in the Required Financing Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Financing Information has been amended or the Company has announced that it has concluded that no restatement will be required, and the requirements described in the immediately preceding sentence would be satisfied on the first day, throughout and on the last day of such new consecutive 15 consecutive Business Day period.

(nn) “Material Contract” means any of the following Contracts:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) any employment, management, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation Contract not terminable at will by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with any executive officer or other employee at the vice president level or above, or any member of the Company Board;

(iii) any material Contract with any of the 10 largest customers of the Company and its Subsidiaries, taken as a whole, determined on the basis of revenues received by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended November 30, 2013 (the “Material Customers”);

(iv) subject to the exclusions in Section 3.16(e), any IP Contract;

(v) any Contract containing any covenant or other provision (A) limiting the right of the Company or any of its Subsidiaries to engage in any material line of business or to compete with any Person in any line of business that is material to the Company; (B) prohibiting the Company or any of its Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing “most favored nation,” “exclusivity” or similar provisions, in each case other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less; or (2) are not material to the Company and its Subsidiaries, taken as a whole;

(vi) any Contract (A) relating to the disposition or acquisition of a material amount of assets by the Company or any of its Subsidiaries after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;

(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $10,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) pursuant to the Credit Agreement and the Notes Indenture; (C) loans to Subsidiaries of the Company in the ordinary course of business; and (D) extensions of credit to customers in the ordinary course of business;

(viii) any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;

(ix) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than Contracts evidencing Company Stock-Based Awards or Company Options);

(x) any Contract providing for cash severance payments in excess of $150,000 (other than those pursuant to which severance is required by applicable law);

(xi) any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries;

(xii) any Contract that is a settlement or similar Agreement that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement;

(xiii) any Contract that involves a joint venture, limited liability company or partnership with any third Person; and

(xiv) any Contract containing any support, maintenance or service obligation on the part of the Company or any of its Subsidiaries that represents revenue in excess of $2,500,000 on an annual basis, other than those Contracts that may not be cancelled by the Company without material liability to the Company or any of its Subsidiaries upon notice of 90 days or less.

(oo) “NASDAQ” means The NASDAQ Global Select Market and any successor stock exchange or inter-dealer quotation system operated by The Nasdaq Stock Market, LLC or any successor thereto.

(pp) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date of this Agreement; (ix) liens pursuant to the Credit Agreement, the Notes Indenture and the SVB Line of Credit; (x) licenses to Company Intellectual Property; (xi) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company and its Subsidiaries, taken as a whole; (xii) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; or (xiii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(qq) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(rr) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(ss) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(tt) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(uu) “Securities Act” means the Securities Act of 1933.

(vv) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(ww) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board (or a committee thereof) deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(xx) “SVB Line of Credit” means the Loan Agreement, dated as of June 24, 2003, by and between the Company and Silicon Valley Bank, as amended.

(yy) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts).

(zz) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing.

(aaa) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law, regulation or ordinance.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference

Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Bylaws	3.1
Capitalization Date	3.7(a)

Certificate of Merger	2.2
Certificates	2.9(c)
Charter	2.5(a)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Disclosure Letter	Article III
Company Liability Limitation	8.3(f)(ii)
Company Plans	6.11(c)
Company Related Parties	8.3(f)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stock-Based Award Consideration	2.8(a)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Comparable Plans	6.11(c)
Confidentiality Agreement	9.4
Consent	3.6
Copyrights	1.1(ii)
Debt Financing	6.6(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
D&O Insurance	6.10(c)
DTC	2.9(d)
DTC Payment	2.9(d)
Effect	1.1(m)

Term	Section Reference
Effective Time	2.2
Electronic Delivery	9.13
Employee Plans	3.18(a)
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
ESPP	2.8(e)
Exchange Fund	2.9(b)
Export Control Laws	3.26(a)(i)
Guarantor	Recitals
Guaranty	Recitals
Indemnified Persons	6.10(a)
International Employee Plans	3.18(a)
Intervening Event	5.3(d)(i)
IP Contracts	3.16(e)

Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(ii)
Material Customers	1.1(nn)(iii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.11(d)
Notes Indenture	6.19
Notice Period	5.3(d)(ii)(3)
Old Plans	6.11(d)
Option Consideration	2.8(b)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Party	Preamble
Patents	1.1(ii)
Payment Agent	2.9(a)
Permits	3.20
Per Share Price	2.7(a)(ii)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations	6.6(f)
Representatives	5.3(a)
Required Financing Information	6.6(a)(iv)
Requisite Stockholder Approval	3.4
Special Committee	3.3(b)
Sublease	3.14(c)
Surviving Corporation	Article II
Tax Returns	3.17(a)
Termination Date	8.1(c)
Uncertificated Shares	2.9(c)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at http://www.rrdvenue.com at least four hours prior to the execution and delivery of this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the first Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. Notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing), the Closing will occur on the earlier of (i) a Business Day before or during the Marketing Period specified by Parent on two Business Days prior written notice to the Company; and (ii) the first Business Day after the expiration of the Marketing Period (subject, in each case, to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article VII, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “TIBCO Software Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards.

(a) Company Stock-Based Awards. Parent will not assume any Company Stock-Based Awards and at the Effective Time each Company Stock-Based Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share, if any, attributable to such Company Stock-Based Award); multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock-Based Award (the “Company Stock-Based Award Consideration”). Notwithstanding the foregoing, for purposes of this Section 2.8(a), the following rules shall apply with respect to Company Stock-Based Awards subject to performance-based vesting set forth on Section 2.8(a) of the Company Disclosure Letter: (1) each agreement, plan or arrangement with change in control-related provisions that has been made available to Parent shall be honored; (2) other than the agreements, plans or arrangements referred to in clause (1), there shall be no further acceleration and/or eligibility to vest triggered by, or resulting from, the Merger; and (3) each Company Stock-Based Award with performance-based vesting whose (x) performance criteria has not been satisfied and (y) vesting has not been accelerated as a result of the agreements referred to in clause (1) shall terminate without consideration immediately prior to the Effective Time. The payment of the Company Stock-Based Award Consideration will be subject to withholding for all required Taxes.

(b) Company Options. Parent will not assume any Company Options and at the Effective Time each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option); multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (the “Option Consideration”). Notwithstanding anything to the contrary in this Agreement, with respect to Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, those Company Options will be cancelled without any cash payment being made in respect thereof. The payment of the Option Consideration will be subject to withholding for all required Taxes.

(c) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate (i) Company Stock-Based Award Consideration owed to all holders of Company Stock-Based Awards; and (ii) Option Consideration owed to all holders of Company Options. On the Closing Date, the applicable holders of Company Stock-Based Awards and Company Options will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Company Stock-Based Awards or Company Options that are cancelled and converted pursuant to Section 2.8(a) or Section 2.8(b), as applicable. All such payments will be less any applicable withholding Taxes. Notwithstanding the foregoing, if any payment owed to a holder of Company Stock-Based Awards or Company Options pursuant to Section 2.8(a) or Section 2.8(b), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than two Business Days thereafter). All such payments will be less any applicable withholding Taxes.

(d) Further Actions. The Company will take all action necessary to effect the cancellation of Company Stock-Based Awards and Company Options upon the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, all Company Stock-Based Awards and all Company Stock Plans will terminate as of the Effective Time, and the provisions in any other Employee Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any Company Stock Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

(e) Treatment of Employee Stock Purchase Plan. With respect to the Company’s 2008 Employee Stock Purchase Plan (the “ESPP”), as soon as practicable following the date of this Agreement, the Company Board (or a committee thereof) will adopt resolutions or take other actions as may be required to provide that each individual participating in the Purchase Period (as defined in the ESPP) in progress on the date of this Agreement will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect when that Purchase Period commenced; or (ii) make separate non-payroll contributions to the ESPP on or following the date of this Agreement, except as may be required by applicable law. No individual who is not participating in the ESPP as of the date of this Agreement will be allowed to commence participation in the ESPP following the date of this Agreement. Prior to the Effective Time, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Purchase Period that would otherwise be outstanding at the Effective Time to be terminated no later than five days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the shortened Purchase Period, but otherwise treat such shortened Purchase Period as a fully effective and completed Purchase Period for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; and (D) provide that no further Purchase Period or purchase period will commence pursuant to the ESPP after the date of this Agreement. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the applicable Per Share Price with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Stock-Based Awards or Company Options such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.13 No Further Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after December 1, 2012 and prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or the second sentence of Section 3.12(a)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date. The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.

(b) Fairness Opinion. The Company Board and the Special Committee of the Company Board (the “Special Committee”) have received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Goldman, Sachs & Co. (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Per Share Price to be paid to the holders of shares of Company Common Stock (other than Parent or any Affiliate of Parent, if applicable) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such written opinion is for the benefit of the Company Board and the Special Committee and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any law or order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,200,000,000 shares of Company Common Stock; and (ii) 75,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Pacific time, on September 25, 2014 (such time and date, the “Capitalization Date”), (A) 163,851,917 shares of Company Common Stock were issued and outstanding (which, for the avoidance of doubt, does not include any shares referenced in Section 3.7(b)(iii)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since the close of business on the Capitalization Date, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Stock-Based Awards or Company Options granted prior to the date of this Agreement.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 16,875,498 shares of Company Common Stock (including the 3,702,000 shares referenced in clause (iii)) for issuance pursuant to the Company Stock Plans (it being understood that of this amount, 4,147,144 of such shares relate to restricted stock that is included in Section 3.7(a)(A)). As of the Capitalization Date, there were outstanding (i) Company Stock-Based Awards representing the right to receive up to 8,531,782 shares of Company Common Stock (it being understood that (x) of this amount 4,147,144 shares relate to restricted stock and are included in Section 3.7(a)(A) and 1,450,000 shares underly performance-based restricted stock units that will be cancelled for no consideration at the Closing; and (y) this amount excludes the shares of Company Common Stock in Section 3.7(b)(iii)); (ii) Company Options to acquire 4,641,716 shares of Company Common Stock with an exercise price per share less than the Per Share Price, and a weighted average price of $13.41; and (iii) 3,601,289 shares of Company Common Stock underlying performance-based restricted stock units that are currently being deferred (comprised of 3,702,000 shares less 100,711 shares withheld with respect to taxes).

(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Capital Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) other than the Company’s convertible notes issued pursuant to the Notes Indenture, no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, capitalization and schedule of stockholders (other than the Company and its Subsidiaries) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person, which securities, interests or investments have a value of at least $10,000,000.

3.9 Company SEC Reports. Since December 1, 2012, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this

Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended November 30, 2013, and such assessment concluded that such system was effective. The Company’s independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of November 30, 2013. Since November 30, 2013 and through the date of this Agreement, to the Knowledge of the Company, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2013, and conclude, after such assessment, that such system was effective. Since December 1, 2012, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the

Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after June 1, 2014; and (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since June 1, 2014 through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since June 1, 2014 through the date of this Agreement, the Company has not taken any action that would be prohibited by Section 5.2 if taken or proposed to be taken after the date of this Agreement.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to Parent.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c) Notices from Material Customers. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date of this Agreement, the Company has not received any notice in writing from any Person indicating that such Person intends to terminate, or not renew, any Material Contract with any Material Customer.

3.14 Real Property.

(a) Owned Real Property. Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the real property owned by the Company as of the date of this Agreement (the “Owned Real Property”). Except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Owned Real Property, (i) the Company or one of its Subsidiaries has not subleased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property; and (ii) the Company or one of its Subsidiaries has good and valid title to all of the Owned Real Property, free and clear of all liens (other than Permitted Liens).

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 25,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto). With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach of or default pursuant to any Lease.

(c) Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, in excess of 25,000 square feet of the Owned Real Property or the Leased Real Property. With respect to each of the Subleases, (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease; and (ii) the other party to such Sublease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances, including in violation of any applicable Environmental Law; (c) has exposed any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law; or (f) has owned or operated any property or facility contaminated by any Hazardous Substance.

3.16 Intellectual Property.

(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all (i) material Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered; and (ii) Legal Proceedings before any

Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. The Company has maintained all material Registered Company Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b) No Order. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding order with respect to the Company restricting in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries of such Company Intellectual Property or any of the Company’s or its Subsidiaries’ products.

(c) Absence of Liens. The Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).

(d) Transfers. Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property to any third Person.

(e) IP Contracts. Section 3.16(e) of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts to which the Company or any of its Subsidiaries is a party (i) with respect to material Company Intellectual Property that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses granted in the ordinary course of business or in connection with the sale of the Company’s or its Subsidiaries’ products; or (ii) pursuant to which a third Person has licensed or transferred any Intellectual Property to the Company or any of its Subsidiaries, which Intellectual Property is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available Intellectual Property, software and technology; and (c) non-exclusive licenses to software and materials licensed as open-source, public-source or freeware (all such Contracts, the “IP Contracts”).

(f) Changes. Except as would not have a Company Material Adverse Effect, the consummation of the Merger will not under any IP Contract result: (i) in the termination of any license of Intellectual Property to the Company by a third Person; (ii) the granting by the Company of any license or rights to any Company Intellectual Property; or (iii) the release from escrow of any material Company technology or software.

(g) No Government Funding; No Standards Bodies. The Company is not under any obligation to license any material Company Intellectual Property to any Governmental Authority because it has received funding to develop of such Company Intellectual Property from a Governmental Authority. Neither the Company nor any Subsidiary is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate the Company or any Subsidiary to grant or offer to any other Person any license or other right to any material Company Intellectual Property.

(h) No Infringement. To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as such business currently is conducted (including the manufacture and sale of the Company’s and its Subsidiaries’ products) as of the date of this Agreement does not infringe, misappropriate or otherwise violate the Intellectual Property of any third Person or constitute unfair competition or unfair trade practices pursuant to the laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(i) No Notice of Infringement. Since December 1, 2012, neither the Company nor any of its Subsidiaries has received written notice from any third Person, or been involved in any Legal Proceeding,

alleging that the operation of the business of the Company or any of its Subsidiaries or of the Company’s or any of its Subsidiaries’ products infringes, misappropriates or otherwise violates the Intellectual Property of any third Person or constitutes unfair competition or unfair trade practices pursuant to the laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(j) No Third Person Infringement. Since December 1, 2012, neither the Company nor any of its Subsidiaries has provided any third Person with written notice claiming that such third Person is infringing, misappropriating or otherwise violating any material Company Intellectual Property, and, except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company and its Subsidiaries, taken as a whole.

(k) Proprietary Information. The Company and each of its Subsidiaries has taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in the Company’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third Persons provided to the Company or any of its Subsidiaries. Without limiting the foregoing, each of the Company and its Subsidiaries has and uses commercially reasonable efforts to enforce a policy requiring each officer and employee engaged in the development of any Intellectual Property or technology for the Company or its Subsidiaries to execute a proprietary information and confidentiality agreement.

(l) Data Security and Privacy. Except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) maintains policies and procedures regarding the security, privacy, transfer and use of personally identifiable information collected by the Company and each of its Subsidiaries that are commercially reasonable; and (ii) is in compliance in all material respects with all such policies and other laws, rules, or regulations pertaining to data privacy and data security. Except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, since December 1, 2012, there have been no (A) losses or thefts of, or security breaches relating to, personally identifiable information in the possession, custody or control of the Company or any of its Subsidiaries; (B) unauthorized access or unauthorized use of any such personally identifiable information; and (C) improper disclosure of any personally identifiable information in the possession, custody or control of the Company or any Subsidiary or any Person acting on their behalf.

(m) Products and Source Code. To the Knowledge of the Company, except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, there are (i) no defects in any of the products of the Company or any of its Subsidiaries that would prevent the same from performing materially in accordance with their user specifications; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same. As of the date of this Agreement, the Company and its Subsidiaries possess all source code and other materials used by the Company and its Subsidiaries in the development and maintenance of the products of the Company and its Subsidiaries, except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code that embodies material Company Intellectual Property for any product of the Company and its Subsidiaries to any Person, except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole.

(n) Open Source Software. To the Knowledge of the Company, no material product of the Company or any of its Subsidiaries is distributed with any software that is licensed to the Company or any of its Subsidiaries pursuant to an open source, public-source, freeware or other third party license agreement that, in each case, requires the Company or any of its Subsidiaries to disclose or license any material proprietary source code that embodies material Company Intellectual Property for any product of the Company or any of its Subsidiaries or that requires any material product to be made available at no charge, except, in each case, as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole.

3.17 Tax Matters.

(a) Tax Returns. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them; and (ii) paid, or have adequately reserved on the face of the Audited Company Balance Sheet (as opposed to the notes thereto and in accordance with GAAP) for the payment of, all Taxes that are required to be paid. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(b) Taxes Paid. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries has timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(c) No Audits. No audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.

(d) Spin-offs. Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(e) No Listed Transaction. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(f) Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) all material “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other material employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”) and with respect to which the Company or any of its Subsidiaries has any current material liability, contingent or otherwise (collectively, the “Employee Plans”). With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (E) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction (the “International Employee Plans”), to the extent applicable, (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Employee Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.

(d) Employee Plan Legal Proceedings. As of the date of this Agreement, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(f) No Welfare Benefit Plan. No Employee Plan provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar law.

(g) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) materially increase any benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of compensation or benefits under any Employee Plan; (v) trigger any other material obligation under, or result in the breach or violation of, any Employee Plan; or (vi) limit or restrict the right of Parent to merge, amend or terminate any Employee Plan on or after the Effective Time.

(h) Section 280G. No payment or benefit that will be made by the Company or any ERISA Affiliate will be characterized as a parachute payment within the meaning of Section 280G of the Code, and neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any tax under Section 4999 of the Code.

(i) Section 409A. Each Employee Plan has been maintained, in form and operation, in all material respects in material compliance with Section 409A of the Code, and neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any such tax.

(j) International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable laws. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Except as required by applicable law, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any International Employee Plan at any time for any reason without material liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits).

(k) No New Employee Plans. Neither the Company nor any of its Subsidiaries has any plan or commitment to amend any Employee Plan or establish any material new employee benefit plan or to materially increase any benefits pursuant to any Employee Plan.

3.19 Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract or trade union agreement (each, a “Collective Bargaining Agreement”). To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries, and no such labor disputes have occurred within the past three years.

(b) Wage and Hour Compliance. The Company and its Subsidiaries have complied with applicable laws and orders with respect to employment (including applicable laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining), except for instances of such noncompliance that would not have a Company Material Adverse Effect.

(c) Withholding. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to employees, and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

3.20 Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries comply with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect.

3.21 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all laws and orders that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for noncompliance that would not have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.21 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10; (b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with applicable Tax laws, which is exclusively addressed by Section 3.17; (d) compliance with ERISA and other applicable laws relating to employee benefits, which is exclusively addressed by Section 3.18; (e) compliance with labor law matters, which is exclusively addressed by Section 3.19; or (f) compliance with export control laws and the FCPA, which is exclusively addressed by Section 3.26.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect.

3.24 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

3.26 Export Controls; FCPA.

(a) Export Controls.

(i) The Company and each of its Subsidiaries has conducted its export transactions in material accordance with all applicable United States export and re-export control laws, economic sanctions laws, and all other applicable export control laws in other countries in which the Company and its Subsidiaries conduct business (collectively, “Export Control Laws”).

(ii) To the Knowledge of the Company, as of the date of this Agreement, there are no pending or threatened Legal Proceedings against the Company or any of its Subsidiaries alleging a material violation of any of the Export Control Laws that are applicable to the Company.

(iii) No licenses or approvals pursuant to the United States export control and economic sanctions laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger, except for any such licenses or approvals the failure of which to obtain would not have a Company Material Adverse Effect.

(b) FCPA. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any officer, director, agent, employee or other Person acting on their behalf, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of the FCPA; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or similar anticorruption laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of

Parent, Merger Sub or any of their Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date of this Agreement.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guaranty and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

4.10 Guaranty. Concurrently with the execution of this Agreement, Guarantor has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (b) is subject to general principles of equity. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of Guarantor pursuant to the Guaranty.

4.11 Financing.

(a) Equity Commitment Letter. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of an executed commitment letter, dated as of the date of this Agreement, between Parent and Guarantor (the “Equity Commitment Letter”) pursuant to which Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the aggregate value of the Merger (the “Equity Financing”). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b); and (B) subject in all respects to Section 9.8(b), Parent and Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights.

(b) No Amendments. As of the date of this Agreement, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.

(c) Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, will be, in the aggregate, sufficient to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to, the Credit Agreement, the SVB Line of Credit and the Notes Indenture; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Equity Financing.

(d) Validity. As of the date of this Agreement, the Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of Parent, Merger Sub and Guarantor, as applicable, enforceable against Parent, Merger Sub and Guarantor, as applicable, in accordance with their terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which Guarantor, Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or Merger Sub or Guarantor pursuant to the Equity Commitment Letter (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.

(e) No Exclusive Arrangements. As of the date of this Agreement, none of Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.12 Stockholder and Management Arrangements. As of the date of this Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner of Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.14 No Other Negotiations. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates are involved in substantive negotiations with respect to the acquisition of any business that would reasonably be deemed to be competitive with the businesses of the Company and its Subsidiaries.

4.15 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; or (d) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business; and (iii) use its respective reasonable best efforts to (a) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; (b) keep available the services of its current officers and key employees; and (c) preserve the current relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company or any of its Subsidiaries has business relations.

5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:

(a) amend the Charter, the Bylaws or any other similar organizational document;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) for the issuance and sale of shares of Company Common Stock pursuant to Company Options or Company Stock-Based Awards outstanding as of the Capitalization Date in accordance with their terms; (B) in connection with agreements in effect on the date of this Agreement; or (C) as contemplated by Section 5.2(g);

(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases of Company Securities pursuant to the terms and conditions of Company Stock-Based Awards outstanding as of the date of this Agreement in accordance with their terms as of the date of this Agreement, or (B) transactions between the Company and any of its direct or indirect Subsidiaries;

(e) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(f) (A) incur, assume or suffer any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company; (3) for obligations incurred pursuant to the Company’s trade receivables factoring facility in the ordinary course of business; and (4) pursuant to the Credit Agreement; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (a) extensions of credit to customers in the ordinary course of business; and (b) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; or (D) acquire, lease, license, sell, abandon, transfer, assign, guarantee, exchange, mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens);

(g) (A) enter into, adopt, amend (including accelerating the vesting), modify or terminate any material bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Plan or employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner; (B) increase the compensation of any director, officer or employee, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of the date of this Agreement, except in the case of each of (A) and (B), (1) as may be required by applicable law; (2) in connection with any new employee hires in the ordinary course of business and consistent with past practice and whose annual salary is less than $250,000; or (3) for increases in compensation for employees below the level of vice president to the extent that such increases are in the ordinary course of business and consistent with past practice (it being understood that these exceptions will not apply to any actions otherwise prohibited by Section 5.2(c); or (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director or independent contractor;

(h) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Audited Company Balance Sheet; or (B) settled in compliance with Section 6.15;

(i) except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;

(j) (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(k) (A) incur or commit to incur any capital expenditures other than (1) consistent with the capital expenditure budget set forth in Section 5.2(k) of the Company Disclosure Letter; or (2) pursuant to obligations imposed by Material Contracts, in the case of this clause (2), to the extent that such capital expenditures do not exceed $1,000,000 individually; (B) enter into, modify, amend or terminate any (a) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (b) Material Contract except in the ordinary course of business; (C) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (D) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (E) effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; (F) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; or (G) waive, release, grant or transfer any right of material value other than in the ordinary course of business;

(l) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, partnership, limited liability corporation or similar arrangement with any third Person;

(m) enter into any collective bargaining agreement or agreement to form a work council or other agreement with any labor organization or works council (except to the extent required by applicable Legal Requirements);

(n) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.3(d)(i)(2) or Section 5.3(d)(ii)(3); or

(o) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) that would be prohibited by this Section 5.3(a), request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the three month period immediately preceding the date of this Agreement and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives; and (B) terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not, and will not instruct, authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an

Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof).

(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.3(a); provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary obligations pursuant to applicable law; and provided further, however, that the Company will promptly (and in any event within one Business Day) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any positive material event or development or material change in circumstances with respect to the Company that was (A) not actually known to, or reasonably expected by, the Company Board as of the date of this Agreement; or (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law if and only if:

(1) the Company has provided prior written notice to Parent at least two Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such two Business Day period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary obligations pursuant to applicable law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); or

(ii) if the Company has received a bona fide Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary obligations pursuant to applicable law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) (i) the Company has provided prior written notice to Parent at least two Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition

Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person of “group” of Persons making such Acquisition Proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement), the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, however, that in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be one Business Day); and

(4) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within one Business Day) notify Parent if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

(g) Breach by Representatives. The Company agrees that any material breach of this Section 5.3 by any of its Representatives will be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i) causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger;

(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and

(iv) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of (i) preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger; or (ii) the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Antitrust Filings.

(a) Filing Under the HSR Act. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will, to the extent required in the reasonable judgment of counsel to Parent and the Company, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within 10 Business Days following the date of this Agreement; and (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority that are required by other applicable Antitrust Laws in connection with the Merger. Each of Parent and the Company will (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take all action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger, in each case as soon as practicable. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, will promptly inform the other of any communication from any Governmental Authority regarding the Merger in connection with such filings. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, each of Parent and Merger Sub (and their respective Affiliates, if applicable) will (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. Notwithstanding the foregoing, in no event will Parent or Merger Sub be obligated pursuant to this Agreement to, and the Company will not without the written consent of Parent, sell, divest, license or hold separate any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses, or to take or commit to take any action, that would be reasonably likely to (1) materially adversely impact the benefits expected to be derived by Parent as a result of the Merger; or (2) impose material limitations on the ownership by Parent or any of its Subsidiaries of all or a material portion of the Company’s business or assets.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. Promptly following the date of this Agreement, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Company Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Company Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Equity Financing.

(a) No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (vi) enforce its rights pursuant to the Equity Commitment Letter.

(c) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that Parent and Merger Sub will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

6.6 Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing (if any) to be obtained by Parent, Merger Sub or their respective Affiliates in connection with the Merger (the “Debt Financing”), including:

(i) prior to and during the Marketing Period, participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

(ii) in advance of the Marketing Period, assisting Parent and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing; (B) offering documents, prospectuses, memoranda and similar documents, in each case required in connection with the Debt Financing; and (C) forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date;

(iii) assisting Parent in connection with the preparation and registration of (but not executing) any pledge and security documents, supplemental indentures, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters, in each case as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time;

(iv) furnishing Parent, Merger Sub and the Financing Sources, as promptly as practicable, with (A) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering on a registration statement on Form S-1 under the Securities Act of non-convertible debt securities of the Company (including all audited financial statements (which, for the avoidance of doubt, shall include audited financial statements for and as of the fiscal year ended November 30, 2014 if the Marketing Period would include January 12, 2015 or such period commences after January 12, 2015) and all unaudited financial statements (which shall have been reviewed by the independent accountants as provided in Statement on Auditing Standards No. 100)); and (B) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any (1) pro forma financial statements or adjustments or projections; (2) description of all or any portion of the Debt Financing, including any “description of notes”; (3) risk factors relating to all or any component of the Debt Financing; (4) financial statements in respect of its Subsidiaries; or (5) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A) or otherwise necessary to receive from the Company’s independent accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” comfort), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum (all such information and documents in this Section 6.6(a)(iv), the “Required Financing Information”); provided, however, that if the Company in good faith reasonably believes that it has previously provided the Required Financing Information, it may deliver to Parent and the Financing Sources a written notice stating when it believes that it completed such delivery, in which case the Company will be deemed to have complied with this clause (iv), unless Parent or the Financing Sources in good faith reasonably believe that the Company has not completed delivery of the Required Financing Information and, within three Business Days after the delivery of such notice by the Company, deliver a written notice to the Company to that effect (stating in good faith the specific items of Required Financing Information the Company has not delivered); provided further, however, that such Required Financing Information will be deemed to not have been delivered if, at any point prior to the completion of the Debt Financing, (a) such Required Financing Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such Required Financing Information, in the light of the circumstances under which they were made, not misleading; (b) such Required Financing Information is not compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16) for offerings of debt securities on a registration statement on Form S-1 or sufficient to permit such a registration statement on Form S-1 from being declared effective by the SEC; (c) the Company’s auditors have withdrawn any audit opinion with respect to any financial statements contained in the Required Financing Information; (d) with respect to any interim financial statements, such interim financial statements have not been reviewed by the Company’s auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722; and (d) the Company’s auditors have not delivered drafts of customary comfort letters, including as to customary negative assurances and change period, or such auditors indicated that they are not prepared to issue such comfort letter throughout the Marketing Period;

(v) cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;

(vi) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date;

(vii) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

(viii) providing authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities;

(ix) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (A) permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing, including any high-yield debt financing, by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time; and

(x) promptly furnishing Parent and the Financing Sources with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent relating to applicable “know your customer” and anti-money laundering rules and regulations.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; or (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto that are effective prior to the Effective Time.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) are used solely in connection with a description of the Company, its business and products or the Merger; and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6.

(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”

(g) No Exclusive Arrangements. In no event will Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or

(e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any

Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable law (whether at law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Employee Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from in any way amending, modifying or terminating any such Employee Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable law.

(c) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company and its Subsidiaries as of the Effective Time. For a period of one year following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans and any other employee benefit plans or other compensation and severance arrangements (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) at benefit levels that are substantially comparable in the aggregate to those in effect at the Company or its applicable Subsidiaries on the date of this Agreement, and provide compensation and benefits (other than equity-based benefits and individual employment agreements) to each Continuing Employee pursuant to such Company Plans; (ii) provide compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) to each Continuing Employee that are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.11(b), individual employment agreements) that, taken as a whole, are substantially comparable in the aggregate to the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period. For a period of one year following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance benefits to eligible employees in accordance with the Company’s severance plans, guidelines and practices as in effect on the date of this Agreement and that have been made available to Parent prior to the Closing Date.

(d) New Plans. To the extent that a Company Plan or Comparable Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals (except to the extent that such limits or forfeitures applied under the Company Plans in effect as of the date of this Agreement).

(e) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; or (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party).

6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate”

means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Credit Agreements. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the terms of the Credit Agreement and the SVB Line of Credit. Promptly following the Effective Time, the Company will repay and discharge such indebtedness in a manner acceptable to the parties to the Credit Agreement, the SVB Line of Credit and Parent, as applicable.

6.19 Company Notes. Prior to the Effective Time, the Company will take all necessary actions in accordance with the terms of the Indenture, dated as of April 23, 2012, between the Company and U.S. Bank National Association (as amended or supplemented prior to the date of this Agreement, the “Notes Indenture”), including the giving of any notices that may be required in connection with any repurchases of the convertible notes issued pursuant to the Notes Indenture occurring as a result of the Merger constituting a Fundamental Change (as defined in the Notes Indenture) following the Closing Date in accordance with the Notes Indenture. Without limiting the generality of the foregoing, prior to the Effective Time, the Company will prepare and deliver in accordance with the Notes Indenture (a) the notifications required by Section 14.01(b)(iii) and Section 15.02(c) of the Notes Indenture within the time periods specified therein; and (b) the supplemental indenture required by Section 14.07(a) of the Notes Indenture and any other documents, certificates (including an officer’s certificate) or opinions required by the Notes Indenture or requested by the trustee under the Notes Indenture in connection therewith. All instruction or authorization letters, supplemental indentures and notices delivered by the Company or its Representatives to the trustee under Notes Indenture or to the holders of the convertible notes will be subject to the prior approval of Parent (such approval not to be unreasonably withheld, delayed or conditioned). Following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) comply with the terms and conditions of the Notes Indenture, including Section 15.02 thereof.

6.20 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.21 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act and the other Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.

(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.7(c) (other than the first sentence thereof), Section 3.7(d), the second sentence of Section 3.12(a) and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date).

(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) and the first sentence of Section 3.7(c) will be true and correct in all respects as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $10,000,000.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statue, rule, regulation or order;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Pacific time, on March 27, 2015 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (1) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g); or (2) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m., Pacific time, on the 10th Business Day following the date on which such right to terminate first arose;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination (to the extent capable of being cured); or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in this Agreement will relieve any Party from any liability for any willful and material breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will concurrently with the consummation of such Acquisition Transaction pay to Parent an amount equal to $116,700,000 (the “Company Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) [INTENTIONALLY OMITTED].

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, the Company will pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law.

(f) Sole and Exclusive Remedy.

(i) Under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement, the Guaranty or the Equity Commitment Letter exceed an amount equal to $275,800,000 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (A) Parent, Merger Sub or Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company or any of its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guaranty or the transactions contemplated hereby and thereby (including, any breach by Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than Guarantor’s obligations under the Guaranty and the Equity Commitment Letter and other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than Guarantor, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) will be the only monetary damages of Parent and Merger Sub and each of their respective

Affiliates may recover from (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(e), as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(e), as applicable). Under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed $116,700,000 in the aggregate for all such breaches (and any indemnification pursuant to Section 8.3(e)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure.

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(b) and any monetary damages.

(h) Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will they permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, Guarantor, Parent and Merger Sub) with respect to this Agreement, the Equity Commitment Letter or the Guaranty or the transactions contemplated hereby and thereby (including any breach by Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or Guarantor to the extent expressly provided for in the Guaranty and the Equity Commitment Letter.

8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.6, Section 9.10, Section 9.11 and this Section 8.4 (and the defined terms used therein) may not be amended, modified or altered without the prior written consent of the Financing Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(a) if to Parent or Merger Sub to:

Balboa Intermediate Holdings, LLC

c/o Vista Equity Partners

401 Congress Avenue

Suite 3100

Austin, TX 78701

Attn:   Brian Sheth

Fax:    (512) 730-2453

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   David Breach

           Sarkis Jebejian

Fax:    (212) 446-6460

(b) if to the Company (prior to the Effective Time) to:

TIBCO Software Inc.

3307 Hillview Avenue

Palo Alto, CA 94304

Attn:   General Counsel

Fax:    (650) 846-1203

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:   Larry W. Sonsini

           Bradley L. Finkelstein

Fax:    (650) 493-6811

Any notice received by fax or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or fax number through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Financing Sources) to the Equity Commitment Letter or Guarantor pursuant to the Guaranty; or (ii) impede or delay the consummation of the Merger or otherwise materially impeded the rights of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Vista Equity Partners III, LLC and the Company have previously executed a Confidentiality Letter Agreement, dated August 26, 2014 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company

Disclosure Letter, the Guaranty and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) if a court of competent jurisdiction has declined to grant specific performance and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options (which Parent, Merger Sub and Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(f)(i); (c) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, or if Guarantor wrongfully terminates or willfully breaches the Guaranty, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options (which Parent, Merger Sub and Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(f)(i); and (d) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options to receive the merger consideration set forth in Article II. The rights granted pursuant to clause (c) and clause (d) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Company Stock-Based Awards or Company Options and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith and subject to the limitations set forth in Section 8.3(f)(i)) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit. The provisions of Section 6.6(a), Section 8.4, Section 8.6, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter),

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guaranty, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guaranty or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guaranty or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guaranty or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTY, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

BALBOA INTERMEDIATE HOLDINGS, LLC

By:	/s/ James M. Ford
Name: James M. Ford
Title: President

BALBOA MERGER SUB, INC.

By:	/s/ James M. Ford
Name: James M. Ford
Title: President

TIBCO SOFTWARE INC.

By:	/s/ Vivek Ranadivé
Name: Vivek Ranadivé
Title: Chairman and Chief Executive Officer

Annex B

[LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

September 27, 2014

Board of Directors and

Special Committee of the Board of Directors

TIBCO Software Inc.

3303 Hillview Ave.

Palo Alto, California 94304

Madame and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Balboa Intermediate Holdings, LLC (“Balboa”) and its affiliates of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of TIBCO Software Inc. (the “Company”) of the $24.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of September 27, 2014 (the “Agreement”), by and among Balboa, Balboa Merger Sub, Inc., a wholly owned subsidiary of Balboa, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Balboa, any of their respective affiliates and third parties, including Vista Equity Partners III, LLC, an affiliate of Balboa (“Vista”), and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Board of Directors and the Special Committee of the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We have received and expect to receive additional fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We also have provided certain financial advisory and/or underwriting services to Vista and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation. We may also in the future provide financial advisory and/or underwriting services to the Company and its affiliates and to Vista and its affiliates and portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Vista and its affiliates from time to time and may have invested in limited partnership units of affiliates of Vista from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended November 30, 2013; Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of

B-1

Board of Directors and Special Committee of the Board of Directors

TIBCO Software Inc.

September 27, 2014

Page Two

the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Balboa and its affiliates) of Shares, as of the date hereof, of the $24.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $24.00 in cash per Share to be paid to the holders (other than Balboa and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Balboa or the ability of the Company or Balboa to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors and the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $24.00 in cash per Share to be paid to the holders (other than Balboa and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

B-2

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Appraisal rights.

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

TIBCO Software Inc.

Special Meeting of Stockholders

This proxy is solicited by the Board of Directors

The undersigned(s) hereby appoint(s) James Johnson and William R. Hughes, or either of them, as the true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of TIBCO Software Inc., to be held on [—], 2014, at [—], at [—], Pacific time, and any and all adjournments, postponements of other delays thereof (the “Special Meeting”), in the manner directed, with respect to all shares of common stock of TIBCO Software Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting.

This proxy is solicited by the Board of Directors of TIBCO Software, Inc. and will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1, 2 and 3.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued, and to be signed, on reverse side

TIBCO SOFTWARE INC. 3303 HILLVIEW AVENUE PALO ALTO, CA 94304

VOTE BY INTERNET - www.investorvote.com/TIBX

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on [—], 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-652-VOTE (8683)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on [—], 2014. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1, 2, and 3.		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of September 27, 2014, by and among Balboa Intermediate Holdings, LLC, Balboa Merger Sub, Inc. and TIBCO Software, Inc., as it may be amended from time to time.	☐	☐	☐

2.	To approve the adoption of any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

3.	To approve, by non-binding, advisory vote, compensation that will or may become payable by TIBCO Software Inc. to its named executive officers in connection with the merger.	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date